                                                                     EXHIBIT 2.1




                  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                                 SMARTFORCE PLC,

                           SKILLSCAPE SOLUTIONS INC.,

                                 COLIN HOUGHTON,

                                  GRANT PARKS ,

                                       AND

                                  MANPOWER INC.

                          DATED AS OF OCTOBER 10, 2001

                                TABLE OF CONTENTS


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ARTICLE I PURCHASE AND SALE OF SKILLSCAPE SHARES.................................................1

        1.1    Purchase and Sale.................................................................1
        1.2    Purchase Price....................................................................1
        1.3    Termination of Skillscape Rights..................................................2
        1.4    Share Exchange....................................................................2
        1.5    Surrender of Skillscape Certificates; Payment of Purchase Price...................2
        1.6    No Further Ownership Rights in Skillscape Shares..................................3
        1.7    Lost, Stolen or Destroyed Skillscape Certificates.................................3
        1.8    Taking of Necessary Action; Further Action........................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF MANAGEMENT SHAREHOLDERS.............................4

        2.1    Organization......................................................................4
        2.2    Capital Structure.................................................................4
        2.3    Subsidiaries......................................................................5
        2.4    Authority.........................................................................5
        2.5    No Conflict.......................................................................5
        2.6    Consents..........................................................................5
        2.7    Company Financial Statements......................................................6
        2.8    No Undisclosed Liabilities........................................................6
        2.9    No Changes........................................................................6
        2.10   Tax Matters.......................................................................8
        2.11   Restrictions on Business Activities...............................................9
        2.12   Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment....9
        2.13   Intellectual Property............................................................10
        2.14   Agreements, Contracts and Commitments............................................13
        2.15   Governmental Authorization; Compliance with Laws.................................15
        2.16   Litigation.......................................................................15
        2.17   Accounts Receivable..............................................................16
        2.18   Minute Books.....................................................................16
        2.19   Brokers' and Finders' Fees.......................................................16
        2.20   Employees; Employee Benefit Plans and Compensation...............................16
        2.21   Insurance........................................................................19
        2.22   Environmental Matters............................................................19
        2.23   Agreement........................................................................20
        2.24   Securities Exemption Representations.............................................21
        2.25   Interested Party Transactions....................................................22


                                TABLE OF CONTENTS
                                   (CONTINUED)


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        2.26   Shelf Registration Statement Information.........................................22
        2.27   Non-Competition..................................................................22
        2.28   Representations Complete; Complete Copies of Materials...........................23

ARTICLE III REPRESENTATIONS AND WARRANTIES  OF NON-MANAGEMENT SHAREHOLDER.......................23

        3.1    Agreement........................................................................23
        3.2    Securities Exemption Representations.............................................25
        3.3    Shelf Registration Statement Information.........................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SMARTFORCE.........................................25

        4.1    Organization, Standing and Power.................................................26
        4.2    Authority........................................................................26
        4.3    No Conflict......................................................................26
        4.4    Consents.........................................................................26
        4.5    Valid Issuance of Ordinary Shares................................................26
        4.6    SEC Documents; SmartForce Financial Statements...................................27
        4.7    Broker's and Finder's Fees.......................................................27

ARTICLE V CONDUCT PRIOR TO THE EXCHANGE DATE....................................................27

        5.1    Conduct of Business of Skillscape................................................27
        5.2    No Solicitation..................................................................29
        5.3    Strategic Agreements.............................................................30

ARTICLE VI ADDITIONAL AGREEMENTS................................................................30

        6.1    Access to Information............................................................30
        6.2    Expenses.........................................................................30
        6.3    Public Disclosure................................................................30
        6.4    Consents.........................................................................31
        6.5    Legal Requirements...............................................................31
        6.6    Notification of Certain Matters..................................................31
        6.7    Additional Documents and Further Assurances......................................31
        6.8    Post-Closing Investment Canada Notification......................................31
        6.9    Proprietary Information Agreement................................................32
        6.10   Source Code Escrow Agreement.....................................................32
        6.11   Confidential Information.........................................................32
        6.12   Non Competition..................................................................32
        6.13   Use of Name......................................................................34
        6.14   Necessary Filings................................................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)


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        6.15   Qualification to Do Business.....................................................34

ARTICLE VII CONDITIONS TO THE SHARE EXCHANGE....................................................34

        7.1    Conditions to Obligations of Each Party to Effect the Share Exchange.............34
        7.2    Additional Conditions to Obligations of Skillscape and Shareholders..............35
        7.3    Conditions to the Obligations of SmartForce......................................36

ARTICLE VIII....................................................................................38

        8.1    Survival of Representations and Warranties and Covenants.........................38
        8.2    Agreement to Indemnify...........................................................39
        8.3    Escrow Arrangements; Limitations on Indemnity....................................40
        8.4    Survival of Indemnity; Indemnification Procedures; Time Limits...................41

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER....................................................44

        9.1    Termination......................................................................44
        9.2    Effect of Termination............................................................45
        9.3    Amendment........................................................................45
        9.4    Extension; Waiver................................................................45

ARTICLE X GENERAL PROVISIONS....................................................................46

        10.1   Notices..........................................................................46
        10.2   Interpretation...................................................................47
        10.3   Counterparts.....................................................................47
        10.4   Entire Agreement; Assignment.....................................................47
        10.5   Severability.....................................................................47
        10.6   Other Remedies...................................................................48
        10.7   Specific Performance.............................................................48
        10.8   Governing Law, Venue.............................................................48
        10.9   Rules of Construction............................................................48
        10.10  Share Legends....................................................................48
        10.11  California Corporate Securities Law..............................................48

Exhibits
Exhibit A - Purchase Price Allocation
Exhibit B - Registration Rights Agreement
Exhibit C - Legal Opinion
Exhibit D - Noncompetition Agreement
Exhibit E - Escrow Agreement
Exhibit F-1 - Management Shareholder Liability
Exhibit F-2 - Non-Management Shareholder Liability

                                                                  EXECUTION COPY




                  AMENDED AND RESTATED SHARE PURCHASE AGREEMENT


        THIS AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of October 10, 2001 by and among SMARTFORCE PLC, a public limited company formed under the laws of the Republic of Ireland ("SMARTFORCE"), SKILLSCAPE SOLUTIONS, INC., a company formed under the laws of British Columbia, Canada ("SKILLSCAPE" or the "COMPANY"), COLIN HOUGHTON ("HOUGHTON"), GRANT PARKS ("PARKS" and, together with Houghton, the "MANAGEMENT SHAREHOLDERS") and MANPOWER INC., a corporation formed under the laws of the State of Wisconsin ("MANPOWER" or the "NON-MANAGEMENT SHAREHOLDER"). The Management Shareholders and the Non-Management Shareholder shall sometimes hereinafter be referred to, collectively, as the "SHAREHOLDERS".


                                    RECITALS

        WHEREAS, Shareholders own all of the issued and outstanding common shares of Skillscape.

        WHEREAS, on August 29, 2001, Smartforce and Shareholders executed that certain Share Purchase Agreement dated as of August 29, 2001 (the "Original Agreement") pursuant to which SmartForce agreed to acquire from Shareholders, and Shareholders agreed to sell to SmartForce, the Skillscape Shares (as hereinafter defined) owned by Shareholders in exchange for the consideration specified therein terms and conditions thereof (such transaction hereinafter referred to as the "SHARE EXCHANGE").

        WHEREAS, Smartforce and Shareholders desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                     PURCHASE AND SALE OF SKILLSCAPE SHARES

        1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Share Exchange, SmartForce shall purchase from Shareholders, and Shareholders shall sell, assign, transfer and deliver to SmartForce, the Skillscape Shares, if any, owned by Shareholders, free and clear of any pledge, lien, security interest, encumbrance, charge, claim or other equitable or third-party interest of any nature whatsoever (collectively, "LIENS"). The aggregate Purchase Price (as defined below) for all of the Skillscape Shares is set forth in Section 1.2.

        1.2 Purchase Price.

               (a) In reliance on the representations, warranties and covenants of Shareholders contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Skillscape Shares, SmartForce shall pay to Shareholders, in full payment for such Skillscape Shares, and the agreements of Shareholders made in connection with the transactions contemplated hereby, the aggregate Purchase Price (as hereafter defined) payable in the form of Stock Consideration and Cash Consideration in the manner set forth more fully in
Section 1.5 hereof. Each Shareholder shall receive such portion of the Purchase Price as is pro rata to his proportional ownership of the Skillscape Shares. Exhibit A attached hereto sets forth the number of Skillscape Shares held by each such Shareholder, the Stock Consideration to be issued to such Shareholder and the Cash Consideration to be paid to such Shareholder pursuant to the Share Exchange. No fraction of an American Depositary Share will be issued in connection with the Share Exchange, but in lieu thereof, each Shareholder shall be entitled to receive from SmartForce an amount of cash (rounded to the nearest whole cent) in US$ equal to the product of such fraction and the Average Closing Price (as hereinafter defined).

               (b) For purposes of this Agreement: (i) "AMERICAN DEPOSITARY SHARE" or "ADS" shall mean an American Depositary Share of SmartForce issued in accordance with that certain Restricted Deposit Agreement (B) dated as of June 8, 1999 ("RESTRICTED DEPOSIT AGREEMENT") among SmartForce, the Bank of New York, as depositary ("BoNY"), and all owners and beneficial owners from time to time of the restricted ADSs; (ii) "STOCK CONSIDERATION" shall mean that number of ADSs calculated by dividing ninety percent (90%) of the Purchase Price by the Average Closing Price; (iii) "SKILLSCAPE SHARES" shall mean common shares of Skillscape, without par value; (iv) "SKILLSCAPE RIGHTS" shall mean any options or warrants or other agreements or commitments to purchase Skillscape Shares or any securities convertible into or exchangeable, directly or indirectly, for Skillscape Shares; (v) "CASH CONSIDERATION" shall mean an amount in cash equal to ten percent (10%) of the Purchase Price; (vi)"PURCHASE PRICE" shall be the amount calculated by dividing CDN $10,000,000 by the Exchange Rate; (vii) "EXCHANGE RATE" shall mean 1.5680 which is the noon buying rate for cable transfers in New York in foreign currencies certified by the Federal Reserve Bank on the date immediately prior to the Exchange Date (as defined below) expressed in Canadian Dollars per US$1.00 and (viii) the "AVERAGE CLOSING PRICE" shall be US$36.41, representing the average of the last sale prices of SmartForce's ADSs on the Nasdaq National Market for the twenty (20) trading days ending on and including August 27, 2001.

        1.3 Termination of Skillscape Rights. Prior to the Exchange Date, Skillscape shall cause all outstanding Skillscape Rights to be terminated and of no further force and effect.

        1.4 Share Exchange. The Share Exchange shall occur at the offices of Wilson Sonsini Goodrich & Rosati located at 975 Page Mill Road, Palo Alto, California 94304, at 8:00 a.m., local time, on September 21, 2001 or, if any consent or approval of any Governmental Entity (as hereinafter defined) required to be obtained has not been obtained by such date, then the third business day following the date such approval or consent is obtained, or on such other date as the parties hereto shall agree, but in no event later than October 31, 2001. The Share Exchange shall be effected with the delivery of Skillscape Certificates (as hereinafter defined) by Shareholders in accordance with Section 1.5(a) and the payment of the Purchase Price therefor by SmartForce in accordance with Section 1.5(b). The date on which the Share Exchange shall occur is referred to herein as the "EXCHANGE DATE."

        1.5 Surrender of Skillscape Certificates; Payment of Purchase Price.

               (a) On the Exchange Date, each of the Shareholders shall deliver or cause to be delivered to SmartForce a certificate or certificates and/or any other instrument (the "SKILLSCAPE CERTIFICATES") representing all Skillscape Shares owned by Shareholders, together with all necessary endorsements, transfers or assignments required for the valid delivery thereof.

               (b) Concurrent with the delivery of the Skillscape Certificates by Shareholders, SmartForce shall pay the Purchase Price to Shareholders as follows:

                   (i) SmartForce shall issue ordinary shares of SmartForce underlying the ADSs to be issued as payment of the Stock Consideration and shall deposit such ordinary shares with the Custodian (as defined in the Restricted Deposit Agreement) for the benefit of BoNY. As soon as practicable following the Exchange Date, SmartForce shall cause BoNY to deliver to Shareholders American Depositary Receipts representing the ADSs to be issued as payment of the Stock Consideration; provided, however, that on behalf of the Shareholders, SmartForce shall cause ADSs representing ten percent (10%) of the aggregate Purchase Price to be paid pursuant to this Article I (the "ESCROW AMOUNT") to be deposited in an escrow account in accordance with the Escrow Agreement (as defined below) and
Section 8.3 below. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the Purchase Price which each such Shareholder would otherwise be entitled to receive under this Section 1.5 by virtue of ownership of outstanding Skillscape Shares; and

                   (ii) SmartForce shall deliver to Shareholders by certified check, bank draft or wire transfer of immediately available funds to the accounts designated by such Shareholders at least three (3) days prior to the Exchange Date, the Cash Consideration payable to each Shareholder as set forth on Exhibit A and such cash amount required to be paid, if any, for fractions of ADSs otherwise issuable as Stock Consideration.

               (c) If any ADS is to be issued in a name other than that in which the Skillscape Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Skillscape Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to SmartForce or any agent designated by it any transfer or other taxes required by reason of the issuance of an ADS in any name other than that of the registered holder of the Skillscape Certificate surrendered, or established to the satisfaction of SmartForce or any agent designated by it that such tax has been paid or is not payable.

        1.6 No Further Ownership Rights in Skillscape Shares. All Stock Consideration and Cash Consideration issued or paid in exchange for Skillscape Shares in accordance with the terms of this Agreement shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such Skillscape Shares.

        1.7 Lost, Stolen or Destroyed Skillscape Certificates. In the event any Skillscape Certificates evidencing Skillscape Shares shall have been lost, stolen or destroyed, SmartForce shall issue, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, of such ADSs and such cash as may be required pursuant to
Section 1.2; provided, however, that SmartForce may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Skillscape Certificates to deliver a bond in such sum as SmartForce may reasonably direct as indemnity against any claim that may be made against SmartForce with respect to the Skillscape Certificates alleged to have been lost, stolen or destroyed.

        1.8 Taking of Necessary Action; Further Action. If, at any time after the Share Exchange, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest SmartForce with good, valid and marketable title to the Skillscape Shares, the officers and directors of SmartForce and Shareholders shall execute such other documents, and take such other action, as SmartForce shall reasonably request to effectuate the same.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF MANAGEMENT SHAREHOLDERS


        Management Shareholders hereby, severally but not jointly, represent and warrant to SmartForce as of the date hereof and as of immediately prior to the Closing, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate Section number) supplied separately by the Management Shareholders to SmartForce (the "DISCLOSURE LETTER") and dated the date hereof and certified by Management Shareholders, as set forth in this Article II. Any disclosure set forth in any particular Section of the Disclosure Letter shall be deemed to be disclosed in reference to each other applicable section solely to the extent such disclosure is apparent on its face to relate to such applicable section.

        2.1 Organization. Skillscape is a corporation duly incorporated, and is validly existing and in good standing under the laws of British Columbia. Skillscape has all necessary corporate power, authority and capacity to own its properties and assets and to carry on its business as presently conducted. Except as set forth in Section 2.1 of the Disclosure Letter, Skillscape is, or will be on the Exchange Date, duly registered, licensed or qualified as an extra-provincial or foreign corporation and in good standing under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets, prospects, financial condition or results of operations of Skillscape (a "MATERIAL ADVERSE EFFECT"). Skillscape has delivered a true and correct copy of its Memorandum and Articles of Association, which have not been amended since June 19, 2001 (together, the "CHARTER"), to SmartForce's counsel.

        2.2 Capital Structure.

               (a) The authorized capital of Skillscape consists of 100,000,000 shares of Class A stock, without par value, of which 1,265,823 shares of Class A stock are issued and outstanding and 100,000,000 shares of Class B stock, without par value, of which no shares are issued and outstanding. Except as set forth in Section 2.2 of the Disclosure Letter, all issued and outstanding shares of the capital stock of Skillscape have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares created by statute, the Charter or any other agreement to which Skillscape is a party or by which it is bound. Section 2.2(a) of the Disclosure Letter sets forth the names and the number, class and kind of shares held by each of the Shareholders of Skillscape. No issued and outstanding shares of the capital stock of Skillscape are owned by anyone other than the Shareholders. Each of the Shareholders owns and has good and marketable title to all of the shares opposite his or its name in Section 2.2(a) of the Disclosure Letter as the legal and beneficial owner thereof, free and clear of any Liens, and all such shares were issued in compliance with the registration and prospectus requirements of federal and provincial securities laws. Immediately following the Share Exchange as provided in this Agreement, SmartForce shall own all issued and outstanding capital stock of Skillscape, free and clear of any Liens.

               (b) Skillscape does not have any employee or director stock option plans. Except as set forth in Section 2.2(b) of the Disclosure Letter, there are no options, warrants, calls, preemptive rights, rights of first refusal or other rights, commitments or agreements of any character, written or oral, to which Skillscape is a party or by which it is bound obligating Skillscape to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any of the capital stock of Skillscape. Except as set forth in Section 2.2(b) of the Disclosure Letter, there are no options, warrants, calls, preemptive rights, rights of first refusal or other rights, commitments or agreements of any character, written or oral, to which Skillscape is a party or by which it is bound obligating Skillscape to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        2.3 Subsidiaries. Skillscape does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Skillscape has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which Skillscape is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Skillscape, and no further action is required on the part of Skillscape to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been, and each of the Related Agreements to which Skillscape is a party will be on the Exchange Date, duly executed and delivered by Skillscape and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, upon execution will constitute the valid and binding obligations of Skillscape, enforceable against Skillscape in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Non-Competition Agreement (as defined in Section 7.3(t) herein), the Registration Rights Agreement (as defined in Section 2.26), the Escrow Agreement (as defined in
Section 8.3) and the Trust Agreement (as defined in the Escrow Agreement).

        2.5 No Conflict. Except as set forth in Section 2.5 of the Disclosure Letter, the execution and delivery by Skillscape of this Agreement and any Related Agreements to which Skillscape is a party do not, and, the consummation of the transactions by Skillscape contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Charter,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Skillscape is a party or its assets or properties are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Skillscape or its properties or assets.

        2.6 Consents. Except as set forth in Section 2.6 of the Disclosure Letter, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other U.S. or Canadian federal, state, provincial, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with Skillscape (so as not to trigger any Conflict), is required by or with respect to Skillscape in connection with the execution and delivery of this Agreement and any Related Agreements to which Skillscape is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under applicable securities laws or (ii) as are set forth in Section 2.6 of the Disclosure Letter.

        2.7 Company Financial Statements. Section 2.7(a) of the Disclosure Letter includes (i) Skillscape's review engagement financial statements (balance sheet, statement of operations and deficit and statement of cash flows) as of and for the twelve month period ended December 31, 2000, together with the notes thereto and accompanied by a review engagement report thereon of Skillscape's accountants ("REVIEWED FINANCIAL STATEMENTS") and (ii) Skillscape's internally prepared financial statements (balance sheet and income statement) as of and for the seven month period ended July 31, 2001 ("INTERNAL FINANCIAL STATEMENTS"). Such Reviewed Financial Statements and Internal Financial Statements are referred to collectively as the "FINANCIAL STATEMENTS." The Reviewed Financial Statements are complete and correct and have been prepared in accordance with generally accepted accounting principles in Canada ("CANADIAN GAAP"), applied on a basis consistent throughout the periods indicated therein. The Internal Financial Statements are complete and correct as of July 31, 2001 and have been prepared on a basis consistent throughout the periods indicated therein and consistent with the Reviewed Financial Statements, except as otherwise disclosed in Section 2.7 of the Disclosure Letter. As the review engagement report attached to the Reviewed Financial Statements indicates, a "review" of the Reviewed Financial Statements does not constitute an audit and, therefore, no audit opinion has been expressed on the Financial Statements. The Financial Statements present fairly the financial condition and operating results of Skillscape as of the dates and during the period indicated therein, subject in the case of the Internal Financial Statements to normal year end adjustments, which will not be material in amount or significance or which are set forth in
Section 2.7 of the Disclosure Letter. The balance sheet of Skillscape as of December 31, 2000 is hereinafter referred to as the "BALANCE SHEET." December 31, 2000 is hereinafter referred to as the "BALANCE SHEET DATE." The Balance Sheet does not include any reserves, write-offs or non-recurring charges in an amount that is not consistent with Skillscape's past practices.

        2.8 No Undisclosed Liabilities.

               (a) Skillscape does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with Canadian
GAAP) ("LIABILITIES"), except for (i) as reflected or reserved against in the Balance Sheet, (ii) incurred since the Balance Sheet Date in the ordinary course of business or otherwise not greater than US $25,000, in the aggregate, or (iii) disclosed in Section 2.8 of the Disclosure Letter.

               (b) Skillscape does not have any Liabilities, except as reflected or reserved against in the Balance Sheet, incurred since the Balance Sheet Date in the ordinary course of business or otherwise not greater than CDN$1,000,000, in the aggregate, or disclosed in Section 2.8 of the Disclosure Letter.

        2.9 No Changes. Since the Balance Sheet Date, except as set forth in
Section 2.9 of the Disclosure Letter, there has not been, occurred or arisen any:

               (a) transaction related to or otherwise affecting Skillscape except in the ordinary course of business as conducted on that date;

               (b) amendments or changes to the Charter of Skillscape;

               (c) capital expenditure or commitment for capital expenditure by Skillscape, either exceeding US$25,000, in the aggregate, or US$5,000 individually;

               (d) destruction of, damage to or loss of any assets of Skillscape (whether or not covered by insurance) having an aggregate fair market value exceeding US$25,000 or, except for refunds made to customers in the ordinary course of business, loss of any business or customers of Skillscape that (i) accounted for US$25,000 or more of Skillscape's revenues for fiscal year 2000 or
(ii) is estimated to account for US$25,000 or more of Skillscape's projected revenue for fiscal year 2001;

               (e) labor or employment dispute or claim of which Skillscape or Management Shareholders are aware (Section 2.9(e) of the Disclosure Letter includes a list of all employees who have been terminated by Skillscape since December 31, 2000);

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Skillscape;

               (g) revaluation by Skillscape of any of its assets, other than depreciation or amortization as required by Canadian GAAP and reflected on the Balance Sheet;

               (h) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any Skillscape Shares or profits, or any split, combination or reclassification of Skillscape Shares or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for any share in the stated capital of Skillscape, or the repurchase, redemption or other acquisition, directly or indirectly, of any Skillscape Shares (or options, warrants or other rights exercisable therefor);

               (i) increase in the salary or other compensation (whether in cash, stock, equity securities, property or otherwise) payable or to become payable by Skillscape to any of its officers, directors, employees or consultants, or the declaration, payment or commitment or obligation of any kind for the payment, by Skillscape of a bonus or other additional salary or compensation to any such person, except as made in the ordinary course of business, consistent with past practices;

               (j) sale, lease, license or other disposition of any of the assets or properties of Skillscape ("SALES"), except Sales in the ordinary course of business;

               (k) to the knowledge of each of Management Shareholders, amendment or termination or violation of any material contract, agreement, lease or license to which Skillscape is a party or by which it is bound;

               (l) other than trade debt in ordinary course of business consistent with past practices, any loan or guaranty by Skillscape to any person or entity or incurrence of any indebtedness by Skillscape, issuance or sale of any debt securities of Skillscape or guaranteeing of any debt securities by Skillscape of others;

               (m) waiver or release of any material right or claim of Skillscape, including any write-off or other compromise of any account receivable of Skillscape;

               (n) commencement, notice, threat of commencement of any lawsuit or proceeding against or investigation of Skillscape or its affairs;

               (o) notice of any claim of ownership by a third party of any Company Intellectual Property (as defined below) or, to the knowledge of any of the Management Shareholders, infringement by Skillscape of any third party's intellectual property rights;

               (p) issuance or sale by Skillscape of any Skillscape Shares or Skillscape Rights or of any other securities of Skillscape;

               (q) change in pricing or royalties set or charged by Skillscape other than in the ordinary course of business;

               (r) any event or condition of any character, that is reasonably likely to have a Material Adverse Effect on Skillscape the cost of which is reasonably likely exceed US$25,000; or

               (s) agreement by Skillscape or any officer or employees of Skillscape to do any of the things described in the preceding clauses (a) through (r) (other than by negotiations with SmartForce and its representatives regarding the transactions contemplated by this Agreement or acts otherwise permitted by such clauses (a) through (r)).

        2.10 Tax Matters.

               (a) Definition of Taxes. For the purposes of this Agreement, (i) "TAX" or, collectively, "TAXES," means (A) any and all federal, provincial, state and local taxes, assessments and other imposts in respect of its income, business or assets, governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, goods and services, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; and (B) any liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) "CANADIAN TAX" or, collectively, "CANADIAN TAXES" means any and all Canadian federal, provincial and local Taxes; and (iii) "FOREIGN TAX" or, collectively, "FOREIGN TAXES" means any and all U.S. or foreign federal, state, provincial and local Taxes.

               (b) Tax Returns and Audits. Except as set forth in Section 2.10(b) of the Disclosure Letter, Skillscape as of the Exchange Date will have prepared and timely filed all required federal, state, provincial, local and foreign returns, estimates, information statements and reports ("RETURNS") for all previous years and all required quarterly installments due for the current fiscal year relating to any and all Canadian Taxes and, to the knowledge of any of the Management Shareholders, Foreign Taxes concerning or attributable to Skillscape or its operations and such Returns are true and correct and have been completed in accordance with applicable law. Skillscape as of the Exchange Date
(i) will have paid or accrued all Canadian Taxes and, to the knowledge of any of the Management Shareholders, Foreign Taxes it is required to pay or accrue and
(ii) will have withheld and timely remitted all income taxes, including Canadian Pension Plan contributions and applicable insurance premiums all workers compensation board returns, corporation capital tax returns, goods and service tax returns, provincial sales tax returns and other reports and information required to be filed with all applicable governmental authorities, agencies or regulatory bodies and other Canadian Taxes required to be withheld or collected and remitted pursuant to the laws of British Columbia and Canada and in provinces thereof where Skillscape is responsible for such withholdings and remittances, as applicable. Skillscape has not been delinquent in the payment or remittance of any Canadian Tax or, to the knowledge of any of the Management Shareholders, Foreign Taxes nor is there any Canadian Tax deficiency or reassessment or, to the knowledge of any of the Management Shareholders, Foreign Tax deficiency or reassessment outstanding, assessed, notified or, to the knowledge of any Management Shareholders, proposed against Skillscape, nor has Skillscape executed any waiver of any statute of limitations, entered into any agreement or other arrangement providing for an extension of time with respect to the filing of any return or extending of the period for the assessment or collection of any Canadian Tax or, to the knowledge of any of the Management Shareholders, Foreign Tax government charge or deficiency, nor is there any action, suit, litigation, arbitration, proceeding, investigation or claim, including appeals and applications for review, in progress, threatened, pending or relating to Skillscape or its assets or business in respect of, or discussions underway with any governmental authority relating to any such tax or governmental charge or deficiency. No audit or other examination of any Return of Skillscape is presently in progress, nor has Skillscape been notified of any request for such an audit or other examination. Skillscape does not have any liabilities for unpaid Canadian Taxes or Foreign Taxes which have not been accrued or reserved against in accordance with Canadian GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise and Management Shareholders have no knowledge of any basis for the assertion of any such liability attributable to Skillscape, its assets or operations. Skillscape has made available to SmartForce or its legal counsel, copies of all foreign, federal, provincial and local income, sales, use and goods and services Returns filed for all periods as to which any applicable statute of limitations has not expired. There are no Liens on the assets of Skillscape relating to or attributable to Canadian Taxes or, to the knowledge of any of the Management Shareholders, Foreign Taxes, other than Liens for Taxes not yet due and payable. There are no contingent tax liabilities nor any grounds which could prompt a reassessment. Skillscape's tax basis in its assets for purposes of determining its future amortization, depreciation and other income tax deductions is accurately reflected on Skillscape's tax books and records. Management Shareholders have no knowledge of any basis for the assertion of any claim relating or attributable to Canadian Taxes or Foreign Taxes which, if adversely determined, would result in any Lien on the assets of Skillscape. Skillscape does not presently and has not held in the past any real property within the United States. Skillscape is not entitled to, has not applied for and has not received any research and development tax credits. The Management Shareholders are not non-residents of Canada, as defined in the Income Tax Act (Canada). Skillscape is a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada) and has been one since its incorporation. Skillscape is a registrant for the purposes of the good and services tax provided for under the Excise Tax Act and its registration number is 895008944 RT.

        2.11 Restrictions on Business Activities. Except as set forth in Section
2.11 of the Disclosure Letter, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Management Shareholders, Skillscape or any of its officers is a party or otherwise binding upon Management Shareholders, Skillscape or any of its officers that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of Skillscape, any acquisition of property (tangible or intangible) by Skillscape or the conduct of business by Skillscape. Without limiting the foregoing, Skillscape has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

               (a) Section 2.12(a) of the Disclosure Letter sets forth a list of all real property currently owned or leased by Skillscape and, in the case of leased property (the "LEASED REAL PROPERTY"), the name of the lessor, the date of the lease, the termination date of the lease, if any, and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). All such leases afford Skillscape peaceful and undisturbed possession of the real property subject to such lease.

               (b) Skillscape has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal or mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Financial Statements or in Section 2.12(b) of the Disclosure Letter and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

               (c) The equipment and other tangible personal property owned or leased by Skillscape (i) is in good operating condition, subject to normal wear and tear, and (ii) has been reasonably maintained.

               (d) The assets owned or leased by Skillscape, or which it otherwise has the right to use, constitute all of the properties and assets, tangible or intangible, held for use or used in connection with the business of Skillscape and are adequate to conduct such business as currently conducted.

               (e) To the knowledge of each of Management Shareholders, there are no, and at the time of the Share Exchange there will not be, any material physical or mechanical defects on the Leased Real Property. Except as disclosed in Section 2.12(e) of the Disclosure Letter, to the knowledge of each of Management Shareholders the buildings, structures and improvements located on the Leased Real Property including, without limitation, the roofs, parking lots, plumbing, heating, air conditioning, water, sewer, gas, electrical and life safety systems are in good condition and repair and are in compliance with applicable laws. Skillscape has no outstanding claims or liabilities in respect of the construction thereof. All installation and connection charges due and payable with respect to public utilities required for the normal operation of Skillscape's business as currently conducted have been paid in full or are provided for and all such utilities are sufficient for the operation of Skillscape's business as currently conducted. There are no pending or, to the knowledge of any of the Management Shareholders, threatened condemnations, eminent domain, expropriation or similar proceedings that would affect all or any portion of the Leased Real Property.

        2.13 Intellectual Property.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

               "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries ("PATENTS"); (ii) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;

(iii) all copyrights, copyrights registrations and applications therefor, mask works (if any) and all other rights corresponding thereto throughout the world;
(iv) all rights in industrial designs and any registrations and applications therefor and all goodwill associated therewith throughout the world; (v) all rights in trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all rights in databases and data collections and all rights therein throughout the world; (vii) all rights in computer software including all source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing throughout the world; (viii) all World Wide Web addresses, sites and domain names; and (ix) any similar, corresponding or equivalent rights to any of the foregoing throughout the world.

               "COMPANY-OWNED INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by or exclusively licensed to Skillscape.

               "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property that is necessary or desirable to the operation of Skillscape's business, including the design, manufacture, development, sale and use of the products or performance of the services of Skillscape's business as it currently is conducted or contemplated to be conducted.

               (b) Registered Intellectual Property. Section 2.13(b) of the Disclosure Letter (i) sets forth a complete list of all of the following Company-Owned Intellectual Property, whether U.S. or foreign: (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (C) registered copyrights and applications for copyright registration; (D) Internet Domain name registrations; and (E) any other Company-Owned Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority (all of the foregoing, the "REGISTERED INTELLECTUAL PROPERTY") and (ii) specifies, where applicable, the jurisdictions in which each such Intellectual Property rights have been issued or registered or in which an application for such issuance and registration has been filed including the respective registration or application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.13(b) of the Disclosure Letter lists any proceedings or actions before any court, tribunal (including the United States Patent Office or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property. Skillscape has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any Registered Intellectual Property of Skillscape. Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.13(b) of the Disclosure Letter lists all actions and payments that must be made in the six month period following the Exchange Date in connection with the preservation or maintenance of the Registered Intellectual Property. To the knowledge of Skillscape and its Management Shareholders, Skillscape is not barred from seeking patents on material potentially patentable inventions of Skillscape by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

               (c) Intellectual Property Contracts. The contracts, licenses, sublicenses and agreements listed on Section 2.13(c)(i) of the Disclosure Letter include all contracts, licenses, sublicenses and agreements

(other than "shrink wrap" or similar end user license agreements of software to Company that require license fees under $1,000, and under which Company uses off-the-shelf versions of generally commercially available software) with respect to any of the Company Intellectual Property ("INTELLECTUAL PROPERTY CONTRACTS"). All of the Intellectual Property Contracts are in full force and effect. Except as set forth in Section 2.13(c)(ii) of the Disclosure Letter, neither the execution nor delivery of the Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or result in the breach, modification, cancellation, termination, or suspension of any of the Intellectual Property Contracts. Skillscape is in compliance with, and has not breached any term of, any of the Intellectual Property Contracts, and, to the knowledge of Skillscape and its Management Shareholders, all other parties to the Intellectual Property Contracts are in compliance with, and have not breached any term of, such contracts, licenses, sublicenses and agreements. Following the Exchange Date, SmartForce will be permitted to exercise all of Skillscape's rights under the Intellectual Property Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Skillscape would otherwise be required to pay. Except as listed on Section 2.13(c)(iii) of the Disclosure Letter, there are no contracts, licenses, sublicenses or agreements between Skillscape and any other person with respect to the Company Intellectual Property under which there is any dispute known to Management Shareholders, regarding the scope of any such contract, license, sublicense or agreement, or performance under any such contract, license, sublicense or agreement, including with respect to any payments to be made or received by Skillscape thereunder.

               (d) Ownership of Company Intellectual Property. Except as set forth on Section 2.13(d) of the Disclosure Letter: (i) Skillscape owns and has good and exclusive title to each item of the Company-Owned Intellectual Property, including all Registered Intellectual Property, free and clear of any Lien; (ii) Skillscape owns or has the right to use or operate under all the Company Intellectual Property; (iii) the Company-Owned Intellectual Property and the rights of Skillscape under the Intellectual Property Contracts constitutes all of the Intellectual Property necessary for the conduct of Skillscape's business as conducted; (iv) Skillscape is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Business; and (v) no person or entity has any rights to use any of the Company-Owned Intellectual Property nor has Skillscape granted to any person or entity or authorized any person or entity to retain any rights in the Company Intellectual Property. To the extent that any work, invention or material relating to Skillscape's business or assets or properties has been developed or created by an employee or a third party for Skillscape, Skillscape has a written agreement with such employee or third party with respect thereto and Skillscape thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

               (e) Infringement of Company Intellectual Property. Except as listed on Section 2.13(e) of the Disclosure Letter, to the knowledge of Skillscape and each of its Management Shareholders, no person or entity has or is infringing or misappropriating any of the Company Intellectual Property.

               (f) Infringement of Third Party Intellectual Property. Except as set forth in Section 2.13(f) of the Disclosure Letter, the operation of Skillscape's business as currently conducted has not, does not and will not infringe or misappropriate the Intellectual Property of any other person or entity. Except as set forth in Section 2.13(f) of the Disclosure Letter, no claims with respect to any of the Company Intellectual Property have been asserted or, to the knowledge of Skillscape or any of the Management Shareholders, threatened by any person or entity.

               (g) Restrictions on Use of Company Intellectual Property. No Company Intellectual Property, or product of Skillscape produced using or embodying the Company Intellectual Property, is subject to any proceedings or outstanding decree, order, judgment, or stipulation restricting in any material manner the use or licensing thereof by Skillscape, or which may materially affect the validity or enforceability of any Company-Owned Intellectual Property.

               (h) Protection of Intellectual Property. Skillscape has taken all steps that are set forth in Section 2.13(h)(i) of the Disclosure Letter to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to it related thereto, and, without limiting the foregoing, except as provided in
Section 2.13(h)(ii) of the Disclosure Letter, Skillscape has enforced a policy requiring each and every employee and contractor to execute proprietary information and confidentiality agreements substantially in their standard forms ("SKILLSCAPE PROPRIETARY INFORMATION AGREEMENT"). Except as provided in Section 2.13(h)(iii) of the Disclosure Letter, Skillscape has not licensed any computer software source code included in the Company-Owned Intellectual Property to any third party in source code format.

               (i) No Obligations Resulting from Transaction. Except as set forth in Section 2.13(i) of the Disclosure Letter, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment by operation of law or otherwise of any contracts or agreements to which Skillscape is a party, will result in (i) SmartForce granting to any third party any right to or with respect to any Company Intellectual Property, (ii) SmartForce being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) SmartForce being obligated to pay any royalties or other amounts to any third party in excess of those payable by Skillscape prior to the Exchange Date. The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Skillscape in any Company-Owned Intellectual Property or result in the breach or termination of any license, contract or agreement to which Skillscape is a party with respect to any Company Intellectual Property.

               (j) Except as set forth in Section 2.13(j) of the Disclosure Letter, each software product of Company conforms in all material respects to the specifications and documentation therefor and is otherwise in compliance with applicable law. To the knowledge of each of Management Shareholders, Company has secured any export licenses that are necessary or appropriate for the distribution of any of the Company's products outside Canada. The Company's products do not contain any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware or data.

        2.14 Agreements, Contracts and Commitments.

               (a) Except as set forth in Section 2.14(a) of the Disclosure Letter, Skillscape does not have any continuing obligations under, is not a party to or is not bound by:

                          (i) any collective bargaining agreements, or any
contract with or commitment to any trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "LABOR representatives") and Skillscape has not conducted any negotiations with respect to any such future contracts or commitments;

                          (ii) any agreements or arrangements that contain any
severance pay or post-employment liabilities or obligations or is otherwise required by statute or case law to provide any of the foregoing;

                          (iii) any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                          (iv) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                          (v) any agreement or plan, including, without
limitation, any share option plan, share appreciation rights plan or share purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                          (vi) any fidelity or surety bond or completion bond;

                          (vii) any lease or license of real or personal
property having annual lease payments individually in excess of US$3,000;

                          (viii) any agreement of indemnification or guaranty;

                          (ix) any agreement, contract or commitment containing
any covenant limiting the freedom of Skillscape or its affiliates to engage in any line of business or to compete with any person;

                          (x) any agreement, contract or commitment relating to
capital expenditures and involving future payments in excess of US$5,000;

                          (xi) any agreement, contract or commitment relating to
the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of Skillscape's business;

                          (xii) any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof;

                          (xiii) any purchase order or contract for the purchase
of raw materials, other than purchase orders made in the ordinary course of business and involving not more than US$5,000;

                          (xiv) any construction contracts;

                          (xv) any distribution, joint marketing or development
agreement;

                          (xvi) any agreement, contract or commitment with any
customer which accounted for, or is expected to account during Skillscape's current fiscal year, for more than 5% of Skillscape's revenue or trade payables; or

                          (xvii) any other agreement, contract or commitment
that involves $5,000 or more or that cannot be canceled without penalty within thirty (30) days.

               (b) Except as noted in Section 2.14(b) of the Disclosure Letter, Skillscape is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of (i) any agreement, contract or commitment required to be set forth in Section 2.14(a) of the Disclosure Letter, or (ii) any other agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment referenced in the preceding clauses
(i) and (ii), a "CONTRACT"), nor is either Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Section 2.14(b) of the Disclosure Letter, is not subject to any default thereunder of which Management Shareholders are aware by any party obligated to Skillscape pursuant thereto. Each of the Contracts (i) constitutes a legal, valid and binding obligation of Skillscape in accordance with its terms and (ii) to the knowledge of each of the Management Shareholders, constitutes a legal, valid and binding obligation of each of the other parties thereto, enforceable against such other parties thereto in accordance with its terms. There has been no cancellation, termination, limitation or modification or any notice of cancellation, termination, limitation or modification of any such Contract and, to the knowledge of any of the Management Shareholders, there is no event which could reasonably be expected to result in a cancellation, termination, limitation or modification of any such Contract. Skillscape has obtained, or will obtain prior to the Exchange Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with consummation of the Share Exchange or to remain in effect without modification after the Share Exchange.

        2.15 Governmental Authorization; Compliance with Laws. Section 2.15 of the Disclosure Letter accurately lists each consent, license, permit, grant or other authorization issued to Skillscape by a Governmental Entity (a) pursuant to which Skillscape currently operates or holds any interest in any of its assets or properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "AUTHORIZATIONS"). All Authorizations are in full force and effect and constitute all Authorizations required to permit Skillscape to operate or conduct its business as currently conducted or proposed to be conducted or hold any interest in its properties or assets. Skillscape has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state, provincial or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

        2.16 Litigation. There is no action, suit, claim, proceeding or arbitration of any nature against Skillscape or any of its assets or properties or any of its officers, directors or Management Shareholders in their capacities as such in which service of process has been made. To the knowledge of each of Management Shareholders, there is no action, suit, claim, proceeding or arbitration of any nature pending or threatened against Skillscape or any of its assets or properties or any of its officers, directors or Management Shareholders in their capacities as such. To the knowledge of each of Management Shareholders, there is no investigation pending or threatened against Skillscape or any of its assets or properties or any of its officers, directors or Management Shareholders in respect of Skillscape by or before any Governmental Entity. To the knowledge of each of Management Shareholders, no Governmental Entity has at any time challenged or questioned the legal right of Skillscape to manufacture, offer or sell any of its products in the present manner or style thereof. Without limiting the generality of the foregoing, to the knowledge of each of Management Shareholders no complaint, grievance, claim, work order or investigation has been filed, made or commenced against Skillscape pursuant to the Human Rights Code, the Occupiers Liability Act, the Health Act, the Worker's Compensation Act, the Employment Standards Act and any other applicable act in the Province of British Columbia, or any similar legislation of Canada or any province hereof where Skillscape does business or has employees.

        2.17 Accounts Receivable.

               (a) Set forth in Section 2.17(a) of the Disclosure Letter is a list of all accounts receivable of Skillscape reflected on the Balance Sheet ("ACCOUNTS RECEIVABLE") along with a range of days elapsed since invoice as of the date of the Balance Sheet. All Accounts Receivable of Skillscape (i) arose in the ordinary course of business, (ii) represent bona fide indebtedness incurred by the applicable account debtors in the amounts invoiced by Skillscape and stated on its books and records, subject to collection, (iii) are carried at values determined in accordance with Canadian GAAP, consistently applied, and
(iv) are not subject to any defenses, counterclaims or claims for set off. The reserves against the Accounts Receivable have been established in accordance with Canadian GAAP, and based upon a review of such Accounts Receivable, Management Shareholders reasonably believe such reserves to be adequate. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of Management Shareholders, none of such Accounts Receivable is owed by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

               (b) All the inventories of Skillscape reflected on the Balance Sheet and Skillscape's books and records on the date hereof were purchased, acquired or produced in the ordinary course of business and in a manner consistent with Skillscape's regular inventory practices and are set forth on Skillscape's books and records in accordance with the practices and principles of Skillscape. The reserves against such inventory has been established in accordance with Canadian GAAP. The presentation of inventory on the Balance Sheet conforms to Canadian GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. All items of such inventory are and, from the date hereof until the Share Exchange will be, of a quality and quantity that are salable in the ordinary course of business, consistent with past practices, at normal mark-ups.

        2.18 Minute Books. The minute books of Skillscape made available to counsel for SmartForce are the only minute books of Skillscape and contain all consented directors and shareholders resolutions since the formation of Skillscape.

        2.19 Brokers' and Finders' Fees. Neither Management Shareholders nor Skillscape has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. At Closing, Management Shareholders shall provide to SmartForce a complete and accurate copy of any completed engagement letter, contract, final invoice and/or agreement in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20 Employees; Employee Benefit Plans and Compensation.

               (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                          (i) "APPLICABLE LAW" means all applicable Canadian
federal, provincial or local laws, regulations and orders and all applicable Canadian federal, provincial or local regulatory policies.

                          (ii) "COMPANY EMPLOYEE PLAN" shall refer to any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, deferred compensation, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, written or unwritten, and whether or not legally binding, which is or has been maintained, contributed to, or required to be contributed to, by Skillscape or any Employee Benefits Affiliate for the benefit of any "EMPLOYEE" (as defined below), and pursuant to which Skillscape or any Employee Benefits Affiliate has or may have any material liability contingent or otherwise;

                          (iii) "EMPLOYEE" shall mean any current, former, or
retired employee, officer, or director of Skillscape or any Employee Benefits Affiliate;

                          (iv) "EMPLOYEE BENEFITS AFFILIATE" shall mean any
person or entity under common control with Skillscape (within the meaning of Section 414(b),(c), (m) or (o) of the U.S. Internal Revenue Code of 1986, as amended);

                          (v) "EMPLOYEE AGREEMENT" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between Skillscape or any Employee Benefits Affiliate and any Employee or consultant;

                          (vi) "CCRA" shall mean the Canada Customs and Revenue
Agency;

               (b) Schedule. Section 2.20(b) of the Disclosure Letter contains an accurate and complete list of each Company Employee Plan including any trust agreement, statement of investment policies and procedures, insurance contract, employee brochure and all amendments thereto prepared in connection with each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. Skillscape does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to SmartForce in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c) Documents. Skillscape has provided to SmartForce, if any, (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports, if any, required under Applicable Law in connection with each Company Employee Plan or related trust; (iv) if Skillscape's Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, with respect to each Company Employee Plan; (vi) all CCRA or other applicable government agency correspondence relating to Company Employee Plans and copies of all applications and correspondence to or from the CCRA or other applicable regulatory authority with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Skillscape; and (viii) all registration statements and prospectuses, if any, prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. Except as set forth on Section 2.20(d) of the Disclosure Letter, (i) Skillscape has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established, registered, administered and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules, directives and regulations; (ii) there are no actions, suits or claims pending, or, to the knowledge of Management Shareholders, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan, (iii) all reports, returns and similar documents with respect to any Employee Plan required to be filed with any government agency distributed to any Employee Plan participant have been duly filed on a timely basis or distributed; (iv) each Company Employee Plan other than mandatory government agency plans can be amended, terminated or otherwise discontinued after the Exchange Date in accordance with its terms, without liability to Skillscape, SmartForce, or any of its Employee Benefits Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Management Shareholders, threatened by any state, federal, provincial or local regulatory agency with respect to any Company Employee Plan; and (vi) neither Skillscape nor any Employee Benefits Affiliate is subject to any penalty or tax with respect to any Company Employee Plan.

               (e) U.S. Company Employee Plan. Neither Skillscape nor any Employee Benefits Affiliate now have, nor have they ever had the obligation to maintain, establish, sponsor, participate in, or contribute to any Company Employee Plan for the benefit of Employees who perform (or performed) services within the United States.

               (f) No Post-Employment Obligations. Except as set forth in
Section 2.20(f) of the Disclosure Letter, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Skillscape has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (g) Effect of Transaction. Except as set forth in Section 2.20(g) of the Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (h) Employment Matters. Neither Skillscape nor any Employee Benefits Affiliate now have, nor have they ever had, any Employees employed by Skillscape, or otherwise resident, outside of Canada. Skillscape (i) is in compliance in all material respects with all applicable Canadian federal, provincial and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to employment insurance benefits, Canada Pension Plan or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (i) Labor. No work stoppage or labor strike against Skillscape is pending or, to the knowledge of Management Shareholders, threatened. Except as set forth in Section 2.20(i) of the Disclosure Letter, Skillscape is not involved in or, to the knowledge of the Management Shareholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Skillscape. Neither Skillscape nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the Employment Standards Act or the Labor Relations Code which would, individually or in the aggregate, directly or indirectly result in a liability to Skillscape. Skillscape is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Skillscape and the Management Shareholders are not aware of any current attempts to organize, establish or certify any labor union or employee association with respect to any future collective agreement.

        2.21 Insurance. Section 2.21 of the Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Skillscape. There is no claim by Skillscape pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid timely and Skillscape is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Management Shareholders do not have any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.22 Environmental Matters.

               (a) Hazardous Material. Skillscape has not: (i) operated any underground storage tanks at any property that Skillscape has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated or defined by any Governmental Entity or by applicable federal, state, provincial or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances defined as "waste" pursuant to the Waste Management Act of British Columbia or any other British Columbia or Canadian law, statute, rule or regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of Skillscape, or, to the Management Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Skillscape has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. Skillscape has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Exchange Date, nor has Skillscape disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. Skillscape currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of Skillscape's Hazardous Material Activities, if any, and other businesses of Skillscape as such activities and businesses are currently being conducted.

               (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Skillscape's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of Skillscape. The Management Shareholders are not aware of any fact or circumstance which could involve Skillscape in any environmental litigation or impose upon Skillscape any environmental liability.

        2.23 Agreement.

               (a) Each of this Agreement and the Related Agreements has been, and each of the Related Agreements to which any of the Management Shareholders is a party will be on the Exchange Date, duly and validly executed and delivered by, or on behalf of, each of the Management Shareholders and, assuming due authorization, execution and delivery by the other parties hereto and thereto, upon execution will constitute a valid and binding obligation of each of the Management Shareholders, enforceable against each of the Management Shareholders in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

               (b) The execution and delivery of this Agreement and any Related Agreement to which any of the Management Shareholders is a party do not, and the consummation of the transactions by each of the Management Shareholders contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of benefit under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which any of the Management Shareholders is a party, or any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to any of the Management Shareholders that would preclude any of the Management Shareholders from entering into this Agreement or any Related Agreements to which any of the Management Shareholders is a party, or consummating the transactions contemplated hereby and thereby other than as set forth in Section 2.23(b) of the Disclosure Letter.

               (c) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required to be made or obtained by any of the Management Shareholders in connection with the execution and delivery by any of the Management Shareholders of this Agreement and any Related Agreements to which any of the Management Shareholders is a party or the performance by Management Shareholders of their respective obligations hereunder and thereunder or the consummation by Management Shareholders of the transactions contemplated herein or therein.

               (d) Each of the Management Shareholders is the beneficial and record owner of the Skillscape shares set forth in Section 2.2(a) of the Disclosure Letter, free and clear of any and all Liens, and has the sole right to transfer Skillscape Shares owned by such Shareholder to SmartForce. Upon delivery of Skillscape Certificates representing such Skillscape Shares to SmartForce, together with a duly executed transfer instrument, SmartForce will receive good and valid title to such Skillscape Shares, free and clear of any and all Liens.

               (e) Except as set forth in Section 2.23(e) of the Disclosure Letter, each Management Shareholder has had an opportunity to review with his tax advisors the tax consequences to such Management Shareholder of the Share Exchange and the transactions contemplated by this Agreement or the Related Agreements. Each Management Shareholder understands that he must rely solely on his advisors and not on any statements or representations by SmartForce, Skillscape or any of their respective agents. Each Management Shareholder understands that he (and not SmartForce or Skillscape) shall be responsible for his own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

               (f) Each Management Shareholder will have sufficient assets, after sale of the Skillscape Shares owned by such Management Shareholder as contemplated hereby, to satisfy all of such Management Shareholder's obligations to his creditors, as the same become due and payable.

               (g) Each Management Shareholder is a resident of Canada under the Income Tax Act (Canada).

        2.24 Securities Exemption Representations.

               (a) Management Shareholders have had an opportunity to discuss SmartForce's management, business and financial condition with SmartForce's management.

               (b) Management Shareholders acknowledge that the ADSs must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Management Shareholders are aware of the provisions of Rule 144 promulgated under the Securities Act.

               (c) Management Shareholders acknowledge that the securities of SmartForce offered hereby have not been registered under the Securities Act and may be only offered, sold, pledged or otherwise transferred, including in the United States or to or for the account or benefit of U.S. Persons, (i) pursuant to an effective registration statement as to the securities under the Securities Act or (ii) pursuant to an exemption from the registration requirements of the Securities Act in which case such Management Shareholder shall have provided an opinion of counsel satisfactory to SmartForce that registration under the Securities Act is not required.

               (d) Each Management Shareholder residing in British Columbia is acquiring ADS's having an aggregate acquisition cost of at least CDN $100,000 as principal for their own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the ADS.

               (e) Each Management Shareholder has been independently advised as to the applicable hold period imposed in respect of the ADS by applicable securities legislation in his jurisdiction of residence and confirms that no representation has been made respecting the applicable hold periods under applicable Canadian provincial securities legislation for the ADS and is aware of the risks and other characteristics of the

ADS and of the fact that Management Shareholders may not be able to resell the ADS except in accordance with applicable securities legislation in their province of residence.

               (f) Each Management Shareholder resident in British Columbia acknowledges that such Management Shareholder has been informed by SmartForce that such Management Shareholder must file an initial trade report in the form prescribed by British Columbia BOR #95/17 within 10 days of the date of an initial subsequent trade of an ADS by the Management Shareholder.

               (g) Each Management Shareholder has not become aware of any advertisement in printed media of general and regular paid circulation, radio, television or otherwise with respect to the distribution of the ADS.

               (h) Each Management Shareholder acknowledges that no prospectus has been filed by SmartForce with the British Columbia or Alberta Commission in connection with the issuance of the ADS, the issuance is exempted from the prospectus requirements of the Securities Act of British Columbia, the Securities Act of Alberta and the rules and regulations thereunder.

        2.25 Interested Party Transactions. No officer, director, or employee of Skillscape or holder of Skillscape Shares (or any spouse or member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had directly or indirectly, (i) any economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Skillscape furnishes or sells, or proposes to furnish or sell, or (ii) any economic interest in any entity that purchases from or sells or furnishes to, Skillscape, any goods or services or (iii) any beneficial interest in any contract or agreement set forth in Section 2.14 of the Disclosure Letter; provided, that passive ownership of no more than one percent (1%) of the outstanding stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.25.

        2.26 Shelf Registration Statement Information. The information supplied or to be supplied by Skillscape and Management Shareholders specifically for inclusion in the registration statement contemplated by the Registration Rights Agreement attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        2.27 Non-Competition.

               (a) Management Shareholders acknowledge that it is a condition to the obligation of SmartForce to complete the transactions contemplated by this Agreement that Management Shareholders enter into the non-competition covenants in Section 6.12;

               (b) Management Shareholders acknowledge that the provisions of
Section 6.12 are necessary in order that SmartForce receives the full benefit of the goodwill of the purchased business and in order to permit SmartForce to preserve that goodwill and, accordingly, Management Shareholders are each to enter into the agreements in Section 6.12 in order to ensure that the goodwill of the purchased business is not impaired by action of Management Shareholders;

               (c) Management Shareholders acknowledge that the provisions of
Section 6.12 are an integral part of the transaction contemplated by this Agreement under which the Management Shareholders are receiving significant benefit and that the consideration for the transaction included a premium for the future services of Management Shareholders in the conduct of the business of the Company; and

               (d) Management Shareholders acknowledge that SmartForce is relying on the agreements and acknowledgements given herein and in Section 6.12 by Management Shareholders.

        2.28 Representations Complete; Complete Copies of Materials. None of the representations or warranties made in this Article II (as modified by the Disclosure Letter), nor any statement made in any schedule, certificate, document or instrument furnished by Skillscape or Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that materially and adversely affects the business, assets, financial condition or results of operations of Skillscape, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Disclosure Letter. Skillscape has delivered to SmartForce true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Letter or that has been requested by SmartForce or its counsel. Skillscape acknowledges that the results of any due diligence investigation or examination conducted by SmartForce or its counsel or representatives shall not relieve Skillscape of its obligations with respect to the representations and warranties made in this Agreement or reduce the rights of SmartForce to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation or examination.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF NON-MANAGEMENT SHAREHOLDER

        The Non-Management Shareholder represents and warrants to SmartForce, as of the date hereof and as of immediately prior to the Closing, as set forth in this Article III.

        3.1 Agreement.

               (a) The Non-Management Shareholder is a corporation duly incorporated and organized, and is validly existing under the laws of the State of Wisconsin; (ii) the Non-Management Shareholder has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and (iii) the execution and delivery of this Agreement and any Related Agreements to which the Non-Management Shareholder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Non-Management Shareholder, and no further action is required on the part of the Non-Management Shareholder to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby.

               (b) Each of this Agreement and the Related Agreements has been, and each of the Related Agreements to which the Non-Management Shareholder is a party will be on the Exchange Date, duly and validly executed and delivered by, or on behalf of, the Non-Management Shareholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, upon execution will constitute a valid and binding obligation of the Non-Management Shareholder, enforceable against the Non-Management Shareholder in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

               (c) The execution and delivery of this Agreement and any Related Agreement to which the Non-Management Shareholder is a party does not, and the consummation of the transactions by the Non-Management Shareholder contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of benefit under (i) the Certificate of Incorporation or other organizational documents of such Non-Management Shareholder, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Non-Management Shareholder is a party, or (iii) any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to such Non-Management Shareholder that would preclude the Non-Management Shareholder from entering into this Agreement or any Related Agreements to which the Non-Management Shareholders is a party, or consummating the transactions contemplated hereby and thereby.

               (d) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required to be made or obtained by the Non-Management Shareholder in connection with the execution and delivery the Non-Management Shareholder of this Agreement and any Related Agreements to which the Non-Management Shareholder is a party or the performance by the Non-Management Shareholder of his, her or its obligations hereunder and thereunder or the consummation by the Non-Management Shareholder of the transactions contemplated herein or therein.

               (e) The Non-Management Shareholder is the beneficial and record owner of the Skillscape shares set forth in Section 2.2(a) of the Disclosure Letter, free and clear of any and all Liens, and has the sole right to transfer the Skillscape Shares owned by the Non-Management Shareholder to SmartForce. Upon delivery of Skillscape Certificates representing the Skillscape Shares held by the Non-Management Shareholder to SmartForce, together with a duly executed transfer instrument, SmartForce will receive good and valid title to the Skillscape Shares, free and clear of all Liens.

               (f) The Non-Management Shareholder has had an opportunity to review with his, her or its respective tax advisors the tax consequences to the Non-Management Shareholder of the Share Exchange and the transactions contemplated by this Agreement or the Related Agreements. The Non-Management Shareholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by SmartForce, Skillscape or any of their respective agents. The Non-Management Shareholder understands that he, she or it (and not SmartForce or Skillscape) shall be responsible for his, her or its own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

               (g) The Non-Management Shareholder will have sufficient assets, after sale of the Skillscape Shares owned by the Non-Management Shareholder as contemplated hereby, to satisfy all of the Non-Management Shareholder's obligations to his, her or its creditors, as the same become due and payable.

               (h) The Non-Management Shareholder is not a resident of Canada under the Income Tax Act (Canada).

        3.2 Securities Exemption Representations.

               (a) The Non-Management Shareholder has substantial knowledge and experience in financial and business matters so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in SmartForce, has the capacity to protect his, her or its own interests, and has a pre-existing business or close personal relationship with SmartForce and certain of its officers, directors or controlling persons. The Non-Management Shareholder has had an opportunity to discuss SmartForce's management, business and financial condition with SmartForce's management.

               (b) The Non-Management Shareholder is acquiring the ADSs for investment for his, her or its own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Non-Management Shareholder understands that the ADSs have not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Non-Management Shareholder's representations as expressed herein. The Non-Management Shareholder is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

               (c) The Non-Management Shareholder acknowledges that the ADSs must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration is available. The Non-Management Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about SmartForce, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations under certain circumstances.

               (d) The Non-Management Shareholder acknowledges that the securities of SmartForce offered hereby have not been registered under the Securities Act and may only be offered, sold, pledged or otherwise transferred, including in the United States or to or for the account or benefit of U.S. Persons, pursuant to an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to SmartForce that registration under the Securities Act is not required.

        3.3 Shelf Registration Statement Information. The written information supplied or to be supplied by the Non-Management Shareholder specifically for inclusion in the registration statement contemplated by the Registration Rights Agreement does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF SMARTFORCE

        SmartForce hereby represents and warrants to Shareholders as of the date hereof and as of immediately prior to the Closing as set forth in this Article IV.

        4.1 Organization, Standing and Power. SmartForce is a public limited company duly organized and validly existing under the laws of the Republic of Ireland. SmartForce has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, prospects, financial condition, or results of operations of SmartForce (a "SMARTFORCE MATERIAL ADVERSE Effect") or the ability of SmartForce to consummate the transactions contemplated hereby.

        4.2 Authority. SmartForce has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which SmartForce is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SmartForce and no further action is required on the part of SmartForce to authorize the Share Exchange, the Agreement, any Related Agreements to which it is a party, and the transactions contemplated hereby and thereby. This Agreement has been, and each of the Related Agreements to which SmartForce is a party will be on the Exchange Date, duly executed and delivered by SmartForce and, assuming due authorization, execution and delivery by other parties hereto and thereto, upon execution will constitute the valid and binding obligation of SmartForce, enforceable against SmartForce in accordance with their respective terms, except as such enforceability may be limited by the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 No Conflict. The execution and delivery by SmartForce of this Agreement and any Related Agreements to which SmartForce is a party do not, and the consummation by SmartForce of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any benefit under (i) any provision of the Memorandum and the Articles of Association of SmartForce, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which SmartForce is a party or its assets or properties are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SmartForce or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of SmartForce to consummate the transactions contemplated hereby and thereby.

        4.4 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to SmartForce in connection with the execution and delivery of this Agreement and any Related Agreement to which SmartForce is a party by SmartForce or the consummation by SmartForce of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (ii) listing of the ADSs on the Nasdaq National Market, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of SmartForce to consummate the transactions contemplated hereby and thereby.

        4.5 Valid Issuance of Ordinary Shares. The Ordinary Shares of SmartForce underlying the ADSs to be issued pursuant to the Share Exchange will be, at the Share Exchange, duly authorized, validly issued and not subject to any call, preemptive or similar rights. Upon issuance of the ADSs issued pursuant to
Article I,
the right, title and interest to such ADSs (other than the Escrow Shares) will be transferred to Shareholders, free and clear of all Liens. The ADSs issued to the Shareholders, when issued and delivered to the Shareholders in accordance with this Agreement, shall be qualified for quotation on the Nasdaq National Market (subject to compliance with applicable securities laws).

        4.6 SEC Documents; SmartForce Financial Statements. SmartForce has furnished or made available to Shareholders a true and complete copy of (i) its annual report on Form 10-K, as amended, for the year ended December 31, 2000; and (ii) its definitive proxy statement in connection with its 2001 annual meeting of shareholders (together the "SEC DOCUMENTS"), which SmartForce filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with the Securities and Exchange Commission (the "SEC"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the SEC Documents did not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by subsequently filed documents with the SEC. The financial statements of SmartForce, including the notes thereto, included in the SEC Documents (the "SMARTFORCE FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of SmartForce at the dates thereof and of its operations and cash flows for the periods then ended (subject in the case of unaudited financial statements, to normal audit adjustments). Since December 31, 2000, there has not been, occurred or arisen any event or condition which has had a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of SmartForce and subsidiaries, taken as a whole and involves amounts, or results in damages, individually or in the aggregate, in excess of US$5,000,000. Since December 31, 2000, SmartForce has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, "SECURITIES LAWS"), each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to SmartForce.

        4.7 Broker's and Finder's Fees. No broker, finder or investment banker is entitled to any brokers', finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SmartForce.


                                    ARTICLE V

                       CONDUCT PRIOR TO THE EXCHANGE DATE

        5.1 Conduct of Business of Skillscape. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Exchange Date, Skillscape and each of the Management Shareholders agree (except to the extent that SmartForce shall otherwise consent in writing) to carry on Skillscape's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Exchange Date. Skillscape and Management Shareholders shall promptly notify SmartForce of any event or occurrence not in the ordinary course of business of Skillscape, and any event which could reasonably be expected to have a Material Adverse Effect on Skillscape. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or disclosed in Schedule 5.1 of the Disclosure Letter, neither Skillscape nor any of the Management Shareholders shall, without the prior written consent of SmartForce, which consent shall not be unreasonably withheld:

               (a) Permit any of the events, facts or circumstances described in
Section 2.9 to occur other than in the ordinary course of business, consistent with past practices;

               (b) Enter into any commitment or transaction not in the ordinary course of business;

               (c) Transfer to any person or entity any rights to Company Intellectual Property;

               (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Skillscape;

               (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements, contracts, licenses, permits or leases set forth or described in the Disclosure Letter;

               (f) Commence any litigation;

               (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Skillscape Shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

               (h) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (i) Cause or permit any amendments to the Charter;

               (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;

               (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

               (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Skillscape or guarantee any debt securities of others;

               (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof or as otherwise required under the Employment Standards Act;

               (n) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

               (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

               (p) Pay, discharge or satisfy, in an amount in excess of US$1,000 (in any one case) or US$5,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business, consistent with past practices;

               (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

               (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (q) above, or any other action that would prevent Skillscape from performing or cause Skillscape not to perform its covenants hereunder.

        5.2 No Solicitation. Until the earlier of the Exchange Date and the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither Skillscape nor any of the Shareholders will (nor will Skillscape or any of the Shareholders permit any of Skillscape's officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than SmartForce and its designees:

               (a) Solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Skillscape (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any Material (as defined below) portion of the Skillscape Shares or its capital stock or assets;

               (b) Provide information with respect to Skillscape to any person, other than SmartForce, relating to the possible acquisition of Skillscape (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any Material portion of the Skillscape Shares or its capital stock or assets, except as may be reasonably required to fulfill Skillscape's obligations hereunder to consummate the Share Exchange;

               (c) Enter into an agreement with any person, other than SmartForce, providing for the acquisition of Skillscape (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any Material portion of the Skillscape Shares or its capital stock or assets; or

               (d) Make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Skillscape (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any Material portion of the Skillscape Shares or its capital stock or assets by any person, other than by SmartForce.

        In addition to the foregoing, if Skillscape or Shareholders receives prior to the Exchange Date or the termination of this Agreement any offer or proposal relating to any of the above, Skillscape or Shareholders, as the case may be, shall promptly notify SmartForce thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as SmartForce may reasonably request. For purposes of the foregoing, "Material" shall mean greater than five (5) percent of the assets or equity interest in Skillscape.

        5.3 Strategic Agreements. Skillscape agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Exchange Date unless it has first consulted with and received the prior written consent of the Vice President, Finance and Chief Financial Officer of SmartForce.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Access to Information. Management Shareholders and Skillscape shall afford SmartForce and its accountants, counsel and other representatives (collectively, the "REPRESENTATIVES") reasonable access during normal business hours upon reasonable notice during the period prior to the Exchange Date to all of the properties, books, contracts, commitments, records and all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Skillscape as SmartForce may request so that SmartForce can perform a full and complete investigation of Skillscape's business and financial condition, including without limitation access upon reasonable request to employees, customers and vendors of Skillscape for due diligence inquiry and copies of internal financial statements, business plans and projections; provided, however, that any inquiry or investigation pursuant to this Section 6.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Skillscape; and provided further that in the event SmartForce requests to contact customers or vendors of Skillscape prior to the Exchange Date, each Management Shareholder shall have the right to participate in all such interviews or inquiries if he so elects. SmartForce will make available to Shareholders and Skillscape such publicly available information about SmartForce as Skillscape shall request. No information or knowledge obtained in any investigation shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

        6.2 Expenses. Whether or not the Share Exchange is consummated, all fees and expenses incurred in connection with the Share Exchange, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation of the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Shareholders shall be obligated to pay all fees and expenses incurred by the Company in connection with the Share Exchange, including all legal, accounting, financial advisory, consulting and all other fees and expenses.

        6.3 Public Disclosure. SmartForce, Skillscape and Shareholders agree that, except as required by law with respect to the public disclosure obligations of SmartForce, neither SmartForce, on the one hand, and Skillscape and Shareholders, on the other hand, shall without the prior written consent of the other party, make any public or private statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding this Agreement and the transactions contemplated hereby, except to directors, officers, employees and legal and financial advisors with a need to know. SmartForce also agrees that if SmartForce is required to make such disclosure it will notify Skillscape and Shareholders of such requirement prior to making such disclosure; provided that the foregoing shall not preclude any party from making any announcement or other disclosure if such party is advised by its counsel that such announcement or disclosure is required to be made by U.S., Canadian or Irish law, the rules of the Nasdaq National Market or the New York Stock Exchange or from obtaining the consents required pursuant to Sections
2.6 and 6.4 hereof.

        6.4 Consents. Management Shareholders and Skillscape shall promptly apply for or otherwise seek, and use their respective best efforts to obtain, all consents, waivers and approvals required to be obtained by it for the consummation of the Share Exchange, and Management Shareholders and Skillscape shall use their best efforts to obtain all consents, waivers and approvals required under any of Skillscape's Contracts in order to preserve Skillscape's rights and benefits thereunder.

        6.5 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) consummate and make effective the transactions contemplated hereby, (ii) to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and, (iii) to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither SmartForce nor Skillscape shall be required to agree to any divestiture by SmartForce or Skillscape or any of SmartForce's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of SmartForce or its subsidiaries or affiliates or Skillscape or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        6.6 Notification of Certain Matters. Skillscape and Shareholders shall give prompt notice to SmartForce, and SmartForce shall give prompt notice to Skillscape and Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to result in the failure of Shareholders, Skillscape or SmartForce, as the case may be, to satisfy the conditions of Section 7.2(a) and Section 7.3(a), respectively, and
(ii) any failure of SmartForce, Skillscape and Shareholders, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        6.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        6.8 Post-Closing Investment Canada Notification. The Management Shareholders shall use their reasonable best efforts to assist SmartForce in filing a notification form with the Industry Canada- Director of

Investments pursuant to Section 36 of the Investment Canada Act as soon as practicable, but in no event later than 45 days, after the Exchange Date.

        6.9 Proprietary Information Agreement. Management Shareholders shall use their reasonable best efforts to assist SmartForce to cause each employee of Skillscape to execute and deliver SmartForce's standard form proprietary information and confidentiality agreement (the "SMARTFORCE PROPRIETARY AGREEMENT") prior to or on the Exchange Date.

        6.10 Source Code Escrow Agreement. Skillscape shall enter into a source code escrow agreement with SmartForce and an escrow agent to be selected by SmartForce, in a form satisfactory to SmartForce (the "SOURCE CODE ESCROW AGREEMENT"), pursuant to which Skillscape shall appoint such escrow agent as a trustee for all deposits of software source materials (such as source code and documentation for which George Walton currently acts as a custodian or trustee under the terms of the license agreements set forth in Section 6.10 of the Disclosure Letter), provided that the transfer of the source code pursuant to such Source Code Escrow Agreement shall be subject to any requirements to obtain the consent of the other party to such license agreements. Skillscape and the Management Shareholders shall use their reasonable best efforts to assist SmartForce in transferring the software source code materials from George Walton to the escrow agent including, without limitation, providing all such notices to, or obtaining all such approvals, authorizations or consents from such third parties to effectuate such transfer.

        6.11 Confidential Information. SmartForce, Skillscape and each of the Shareholders agrees not to use any Confidential Information (as defined below) for any purpose except in connection with the transactions contemplated by this Agreement. Each party agrees not to disclose any Confidential Information to third parties, except for counsel, accountants and other designated advisors or representatives for each such party in connection with the Agreement. In the event that this Agreement is terminated in accordance with Article IX, upon the written request of any party hereto, the other parties hereto shall promptly either return to such requesting party or destroy any Confidential Information in the possession of such parties hereunder. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean any information disclosed to either party in connection with the transactions contemplated by this Agreement. The term "Confidential Information" does not, however, include any information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its Representatives, (ii) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (iv) is disclosed by the disclosing party to a third party without a duty of confidentiality, (v) is independently developed by the recipient without use of Confidential Information, (vi) is disclosed under operation of law, or (vii) is disclosed by the recipient or its Representatives with the discloser's prior written approval.

        6.12 Non Competition.

               (a) Definitions. Unless otherwise defined in this Agreement,

                         (i) "AFFILIATE" means a person that directly or
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with SmartForce;

                         (ii) "RESTRICTED BUSINESS" means (i) the business of,
and the provision of services in connection with, (A) the design, development, manufacturing, sale, distribution, deployment, and marketing of interactive software for business and professional education, and (B) online learning environments relating to business and professional education; (ii) the provision of services for the creation or deployment of technology-based business and professional education; and (iii) any other business engaged in by SmartForce or any of its Affiliates during the period Shareholders provide services to SmartForce or any of its Affiliates;

                         (iii) "RESTRICTED TERRITORY" means the counties, cities
and states of the United States of America, the Provinces of Canada and each political subdivision and/or nation throughout the world in which SmartForce or any Affiliates are engaging in the Restricted Business;

                         (iv) "ENGAGING IN" a business means to carry on, work
with, be employed by, consult for, solicit customers for, advise, contribute, or sell or license intellectual property to, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, shareholder, partner, joint venturer, member, director, officer, employee, consultant, licensor or in any other manner whatsoever. However, nothing contained in this Agreement shall prohibit Shareholders from (i) being employed by or serving as a consultant to SmartForce (or any Affiliate of SmartForce), (ii) acquiring or holding at any one time less than one percent (1%) of the outstanding securities of any publicly traded company, (iii) holding stock of SmartForce, or (iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar entity of which Shareholders are not an employee, officer or general partner and have no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity; and

                         (v) "INFORMATION" means all confidential or proprietary
information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Company.

               (b) Non-Competition Covenant.

                         (i) Non-Competition. Each Management Shareholder hereby
covenants and agrees with SmartForce that, for the Twenty-Four (24) months following the Exchange Date, he shall not (except for and on behalf of SmartForce or an Affiliate of SmartForce), either directly or indirectly, engage in any Restricted Business in the Restricted Territory, without the prior written consent of the Board of Directors of SmartForce. Management Shareholders further acknowledge that the nature of SmartForce's business is such that if Management Shareholders were to become engaged in a Restricted Business in the Restricted Territory during the Twenty-Four (24) months following the Exchange Date for any reason, it would be very difficult for Management Shareholders not to rely on or use SmartForce's trade secrets and confidential information or the goodwill that SmartForce had acquired in connection with this Agreement.

                         (ii) Non-Solicitation of Customers. In addition to, and
not in limitation of, the non-competition covenants of the Management Shareholders in Section 6.12(b)(i) above, each Management Shareholder agrees with SmartForce that for the Twenty-Four (24) months following the Exchange Date, he will not, on his own behalf or on behalf of another person or entity, or directly or indirectly (other than for

SmartForce or any Affiliate), (i) solicit, interfere with, induce or entice away any person or entity that is a client, customer or agent of SmartForce or any Affiliate of SmartForce, or (ii) in any manner persuade or attempt to persuade any such person or entity to discontinue a business relationship with SmartForce or an Affiliate of SmartForce.

                         (iii) Non-Solicitation of Employees or Consultants. In
addition to, and not in limitation of, the non-competition covenants of the Management Shareholders in Section 6.12(b)(i) above, each Management Shareholder agrees with SmartForce that for the Twenty-Four (24) months following the Exchange Date Management Shareholders will not, either for Management Shareholders or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee, consultant or contractor of SmartForce or any of its Affiliates to terminate his or her employment or his or her services with SmartForce or any of its Affiliates or to take employment with another party, or otherwise interfere in any manner with the contractual or employment relationship or association between such persons and/or entities and SmartForce or any of its Affiliates. Management Shareholders agree that this
Section 6.12(b)(iii) shall apply regardless of whether such employee, consultant or contractor of SmartForce or any Affiliate made an initial contact or inquiry of such other person or entity regarding employment or other engagement of services.

        6.13 Use of Name. From and after the date of this Agreement, Shareholders will not without the prior written consent of SmartForce use or consent to or cooperate in the use of the name "SmartForce," or "Skillscape" or any similar names thereto in any business other than that of SmartForce or any Affiliate.

        6.14 Necessary Filings. Management Shareholders shall use their reasonable best efforts to assist SmartForce to cause any and all filings with any governmental body, agency, official or authority necessary with respect to the Share Exchange to be filed including, but not limited to, the filing of Form 45-902F with the British Columbia Securities Commission within ten (10) days following the Exchange Date.

        6.15 Qualification to Do Business. Skillscape and Management Shareholders shall use their reasonable best efforts to assist SmartForce in determining whether Skillscape is required to register, become licensed or qualify as an extra-provincial or foreign corporation in any jurisdictions other than British Columbia where the failure to be so qualified could have a Material Adverse Effect on Skillscape ("FOREIGN JURISDICTIONS"), and Skillscape shall assist SmartForce in actually registering, licensing or qualifying Skillscape in such Foreign Jurisdictions.


                                   ARTICLE VII

                        CONDITIONS TO THE SHARE EXCHANGE

        7.1 Conditions to Obligations of Each Party to Effect the Share Exchange. The respective obligations of each party to this Agreement to effect the Share Exchange shall be subject to the satisfaction at or prior to the Exchange Date of the following conditions:

               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing or challenging the consummation of the Share Exchange shall be in effect nor shall any proceeding brought by any Governmental Entity seeking the foregoing be pending.

               (b) Applicable Law. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Share Exchange.

               (c) No Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Share Exchange shall have been instituted by any third party before any court, arbitrator or governmental body, agency or official and be pending.

        7.2 Additional Conditions to Obligations of Skillscape and Shareholders. The obligations of Skillscape and Shareholders to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, exclusively by Skillscape and the Shareholders.

               (a) Representations and Warranties. The representations and warranties of SmartForce in this Agreement shall be true and correct in all respects on and as of the Exchange Date as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of such time, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on SmartForce. Skillscape and Shareholders shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of SmartForce by its President and Chief Financial Officer;

               (b) Agreements and Covenants. SmartForce shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Exchange Date (which performance or compliance shall be subject to SmartForce's ability to cure as provided in Section 9.1(f) below). Skillscape and Shareholders shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of SmartForce by its President and Chief Financial Officer.

               (c) Amendment to Manpower License. SmartForce and Manpower shall enter into an amendment to the Manpower Agreement (as defined below), in form and substance reasonably satisfactory to SmartForce and Manpower (the "LICENSE AMENDMENT") pursuant to which Article VIII of the Manpower Agreement (as defined below) shall be amended such that (i) except as set forth in subsection (ii) below, the provisions contained in Article VIII shall continue except that the provisions shall terminate at such time as the expiration or earlier termination of the license agreement(s) between SmartForce and Manpower dated as of June 26, 1999, as amended (the "SMARTFORCE LICENSE AGREEMENT") pursuant to the terms thereof (such period being the "LICENSE TERM"); (ii) the royalty free license to use the Starter Skills Dictionary (including the Skills definition and job templates) shall continue indefinitely beyond the License Term and (iii) the royalty free license to use the Skillscape products specified in Article VIII (including, without limitation, the Skill Screener, Competency Manager and the Starter Skills Dictionary) during the License Term shall be amended to include any enhancements or changes to such Skillscape products (whether existing as of the date of this Agreement or arising during the License Term) including those tied or related to the integration of such products with the library and/or other rights licensed to Manpower under the SmartForce License Agreement.

        7.3 Conditions to the Obligations of SmartForce. The obligations of SmartForce to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Exchange Date of each of the following conditions, any of which may be waived, in writing, exclusively by SmartForce:

               (a) Representations and Warranties. The representations and warranties of Shareholders in this Agreement shall be true and correct in all respects on and as of the Exchange Date as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of such time, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on Skillscape or Shareholders. SmartForce shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of each Shareholder and Skillscape by its President and Chief Financial Officer;

               (b) Agreements and Covenants. Skillscape and Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Exchange Date (which performance or compliance shall be subject to their ability to cure as provided in Section 9.1(e) below). SmartForce shall have received a certificate, dated the Exchange Date, with respect to the foregoing signed on behalf of each Shareholder and Skillscape by its President and Chief Financial Officer.

               (c) Consents. All consents, waivers, and approvals listed on the Disclosure Letter or as otherwise may be required to be obtained in order to enable Skillscape to continue to enjoy all of its material rights and benefits following consummation of the Share Exchange shall have been obtained.

               (d) No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect on Skillscape. From the date hereof through the Exchange Date, there shall not have occurred any Material Adverse Effect on Skillscape.

               (e) No Litigation. No action, suit, or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements, (B) cause any of the transactions contemplated by this Agreement or any of the Related Agreements to be rescinded following consummation, or (C) materially affect in an adverse manner the right of SmartForce to own Skillscape or operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

               (f) Skillscape Shares. Shareholders shall have transferred and delivered to SmartForce Skillscape Certificates representing all issued and outstanding Skillscape Shares, duly endorsed in blank.

               (g) Employee Matters. Skillscape shall have obtained the consent of the party with whom Skillscape has contracted with respect to any key contracts that contain a change of control clause or otherwise require the consent of such contracting party, if and to the extent required in the reasonable judgment of SmartForce's counsel.

               (h) Canadian Regulatory Approvals. All Canadian regulatory approvals, which are, in SmartForce's judgment, necessary or desirable shall have been obtained to SmartForce's satisfaction.

               (i) Convertible Securities. All unexercised securities convertible into or exchangeable for the capital stock of Skillscape, including all unexercised options and warrants, shall have been terminated with the written consent of the holders thereof and Skillscape shall have provided evidence, in a form reasonably acceptable to SmartForce, of the foregoing.

               (j) Transaction Exemption. The offer and issuance of the ADSs pursuant to the terms of this Agreement shall be exempt from the registration requirements of Section 5 of the Securities Act and applicable Canadian securities laws.

               (k) Necessary Filing. All actions by or in respect of or filings with any governmental body, agency, official or authority necessary to permit the consummation of the Share Exchange shall have been obtained.

               (l) Registration Rights Agreement. Shareholders shall have executed and delivered to SmartForce the Registration Rights Agreement.

               (m) Escrow Agreement. Shareholders shall have executed and delivered to SmartForce the Escrow Agreement.

               (n) Trust Agreement. Shareholders shall have executed and delivered to SmartForce the Trust Agreement.

               (o) Engagement Letter, Invoice. Shareholders shall provide to SmartForce a copy of all final invoices in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

               (p) Legal Opinion. SmartForce shall have received the legal opinion of Johns, Southward, Glazier, Walton & Margetts, counsel to Skillscape and Shareholders, in substantially the form attached hereto as Exhibit C.

               (q) Intentionally Blank.

               (r) Transfer of Source Code Escrows. Skillscape shall have executed and delivered to SmartForce the Source Code Escrow Agreement.

               (s) Resignation of Directors and Officers. SmartForce shall have received the written resignations of each of the directors and officers of Skillscape.

               (t) Noncompete Agreements. SmartForce and each of Colin Houghton and Grant Parks shall have entered into a Noncompetition Agreement, substantially in the form attached hereto as Exhibit D ("NONCOMPETITION AGREEMENTS").

               (u) Proprietary Information Agreements. SmartForce shall have received fully executed proprietary information and confidentiality agreements, in form and substance acceptable to SmartForce, from

Skillscape and each of the employees of Skillscape who have not executed a Skillscape Proprietary Information Agreement prior to the date of this Agreement.

               (v) Amendment to Manpower License. SmartForce and Manpower shall enter into the License Amendment pursuant to which Article VIII of the Manpower Agreement shall be amended such that (i) except as set forth in subsection (ii) below, the provisions contained in Article VIII shall continue except that the provisions shall terminate at such time as the expiration or earlier termination of the SmartForce License Agreement pursuant to the terms thereof; (ii) the royalty free license to use the Starter Skills Dictionary (including the Skills definition and job templates) shall continue indefinitely beyond the License Term and (iii) the royalty free license to use the Skillscape products specified in Article VIII (including, without limitation, the Skill Screener, Competency Manager and the Starter Skills Dictionary) during the License Term shall hereby be amended to include any enhancements or changes to such Skillscape products (whether existing as of the date of this Agreement or arising during the License
Term) including those tied or related to the integration of such products with the library and/or other rights licensed to Manpower under the SmartForce License Agreement.

               (w) Secretary's Certificate. Skillscape shall have delivered to SmartForce a certificate dated the Exchange Date and signed on its behalf by its Secretary to the effect that (i)(A) the Skillscape Memorandum and Articles of Association attached to the certificate are true, correct, officially certified and have not been amended since the date of the last amendment affixed thereto,
(B) attached to the certificate is a true and correct copy of the Skillscape By-laws as in effect on the date thereof and at all times since the adoption of the resolutions in clause (C) below is annexed to such certificate, (C) attached to the certificate are the resolutions by the Shareholders and Board of Directors of Skillscape authorizing the actions taken in connection with the transactions contemplated by this Agreement; (ii) the Skillscape officers executing this Agreement and Related Agreement are incumbent officers of Skillscape and the signatures on such certificate or certificates are their genuine signatures; and (iii) Skillscape is in good standing in the provinces of British Columbia. The certificates referred to above in (iii) shall attach certificates of good standing certified by the appropriate provincial or local official dated as of a date not more than ten days prior to the Exchange Date.

               (x) Agreement to Termination of Manpower Agreement. Skillscape and the Shareholders shall have provided an agreement, instrument or document, in form and substance reasonably satisfactory to SmartForce, executed by Skillscape and each of the Shareholders pursuant to which (i) all of the provisions contained in that certain Shareholders Agreement dated January 28, 1997 ("Manpower Agreement") by and among Skillscape and the Shareholders shall be terminated other than the provisions contained in Article VIII therein (which shall remain in full force and effect, as amended in Section 6.17 above) and
(ii) each of the Shareholders shall waive any and all preemptive rights, rights of first refusal or similar rights provided in the Manpower Agreement, the Charter or otherwise with respect to the Share Exchange.


                                  ARTICLE VIII

                         SURVIVAL OF REPRESENTATIONS AND
                   WARRANTIES AND COVENANTS, INDEMNITY, ESCROW


        8.1 Survival of Representations and Warranties and Covenants. All representations and warranties in this Agreement, the Related Agreements or in any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement and all covenants to be performed prior to the Share Exchange shall survive the Share Exchange for the specified periods set forth below in
Section 8.2 (each, an applicable

"INDEMNITY TERMINATION DATE"); provided, however, that in the event that any Indemnitee (as defined below) shall provide an Officer's Certificate (as defined below) pursuant to Section 8.4 prior to the applicable Indemnity Termination Date then such Indemnifiable Claim (as defined below) shall survive the Indemnity Termination Date and the Shareholders shall remain liable for Damages after the applicable Indemnity Termination Date resulting from such Indemnifiable Claim until such time as the parties execute a Settlement Memorandum (as defined below), receive an Arbitration Decision (as defined below) or receive the Final Judgment (as defined below) with respect to such Indemnifiable Claim.

        8.2 Agreement to Indemnify.

               (a) Each of the Management Shareholders agrees, severally but not jointly, to indemnify and hold SmartForce and its officers and directors ("INDEMNITEES") harmless from and against and pay or reimburse the Indemnitees for any and all losses, claims, damages, costs, expenses or other liabilities (whether absolute, accrued, conditional or otherwise, and whether or not arising from third party claims) (including reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder)(collectively, "DAMAGES") resulting from or arising out of:

                          (i) any breach of or inaccuracy in any representations
and warranties of any of the Management Shareholders or Skillscape set forth in this Agreement, the Related Agreements or in any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement or any of the Related Agreements (other than the representations and warranties contained in Sections 2.2 (Capital Structure), 2.8(b) (Undisclosed Liabilities), 2.13(d) and (f) (Intellectual Property), 2.16 (Litigation) and 2.23(d) (Title to Shares)),

                          (ii) any breach or default by any of the Management
Shareholders or Skillscape of any covenant, obligation or other agreement of the Management Shareholders or Skillscape under this Agreement, the Related Agreements or any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement or the Related Agreements, and

                          (iii) any breach of or inaccuracy in any of the
representations and warranties of any of the Management Shareholders or Skillscape set forth in Section 2.2 (Capital Structure), Section 2.8(b) (Undisclosed Liabilities), Sections 2.13(d) and (f) (Intellectual Property),
Section 2.16 (Litigation) and Section 2.23(d)(Title to Shares). (each of
(a)(i),(ii) and (iii), a "MANAGEMENT INDEMNIFIABLE CLAIM".)

        The indemnification provided in Sections 8.2(a)(i) and (ii) shall survive the Share Exchange for a period ending on the applicable Indemnity Termination Date of one (1) year from the Exchange Date and the indemnification provided in Section 8.2(a)(iii) shall survive the Share Exchange for a period ending on the applicable Indemnity Termination Date of two (2) years from the Exchange Date; provided, however, that to the extent that any Indemnitee is exercising any non-monetary equitable remedies available to such Indemnitee with respect to any Indemnifiable Claim (including, without limitation, the remedy of specific performance), the applicable Indemnity Termination Date under Section 8.2(a)(ii) shall be two (2) years from the Exchange Date.

               (b) Each of the Non-Management Shareholders agrees, severally, but not jointly, to indemnify and hold harmless the Indemnitees from and against and pay or reimburse the Indemnitees for any and all Damages resulting from or arising out of:

                          (i) any breach of or inaccuracy in any representations
and warranties of such Non-Management Shareholder set forth in this Agreement, the Related Agreements or in any certificate, schedule, statement, document or instrument pursuant to this Agreement or any of the Related Agreements, and

                          (ii) any breach or default by any of the
Non-Management Shareholders of any covenant, obligation or other agreement of any of the Non-Management Shareholders under this Agreement, the Related Agreements or any certificate, schedule, statement, document or instrument delivered pursuant to this Agreement or the Related Agreements.(each of (i) and (ii), a "NON-MANAGEMENT INDEMNIFIABLE CLAIM").

Hereinafter, each of a Management Indemnifiable Claim and a Non-Management Indemnifiable Claim will sometimes collectively be referred to as "INDEMNIFIABLE CLAIMS". The indemnification provided in Section 8.2(b) shall survive the Share Exchange for a period ending on the applicable Indemnity Termination Date of one
(1) year from the Exchange Date; provided, however, that to the extent that any Indemnitee is exercising any non-monetary equitable remedies available to such Indemnitee with respect to any Indemnifiable Claim (including, without limitation, the remedy of specific performance), the applicable Indemnity Termination Date under Section 8.2(b)(ii) shall be two (2) years from the Exchange Date.

               (c) It is understood and agreed between SmartForce and the Management and Non-Management Shareholders that any liability that accrues to the Shareholders is several and not joint as between the Management and Non-Management Shareholders and as between each of them.

        8.3 Escrow Arrangements; Limitations on Indemnity.

               (a) As partial security for the obligations set forth in Section
8.2 of each Shareholder pursuant to this Article VIII, the Escrow Amount shall be deposited with Wells Fargo, N.A., as an escrow agent, and shall be controlled pursuant to the terms of the escrow agreement (the "ESCROW AGREEMENT") in the form attached hereto as Exhibit E. SmartForce shall pay all expenses related to the establishment and maintenance of the escrow account.

               (b) Notwithstanding anything contained in this Agreement to the contrary:

                          (i) with respect to any Indemnifiable Claims under
Sections 8.2(a)(i), 8.2(a)(ii) and 8.2(b) recovery against the Escrow Amount shall be the exclusive monetary remedy of any Indemnitee for Damages pursuant to this Article VIII; and

                          (ii) with respect to any Indemnifiable Claims under
Sections 8.2(a)(iii), recovery against the Escrow Amount shall be the non-exclusive monetary remedy of any Indemnitee for Damages pursuant to this
Article VIII; provided, however, that the Indemnitees shall be required to proceed, first, against the Escrow Amount and may recover monetary damages from a Management Shareholder in excess of such Management Shareholders's pro-rata interest in the Escrow Amount only to the extent such Management Shareholder's pro-rata interest in the Escrow Account has been exhausted or would otherwise be insufficient to satisfy an Indemnifiable Claim for which a Dispute Notice (as defined below) was not provided pursuant to Section 8.3(d) or is otherwise required to be paid pursuant to a Settlement Memorandum, Arbitration Decision or Final Judgment.

               (c) No indemnification shall be required under Article VIII of this Agreement with respect to any Indemnifiable Claim until the aggregate amount of the Indemnitees' Damages which the Indemnitees would recover under such sections, but for this Section 8.3, exceeds US$25,000, after which such Indemnitees shall be entitled to recover for Damages in excess of US$25,000 in accordance with the provisions of this Article VIII.

               (d) The maximum aggregate amount which the Indemnitees may recover for Damages pursuant to the indemnity set forth in Section 8.2 of this Agreement or the Escrow Agreement shall be limited to the Purchase Price; provided, however, that (i) the maximum individual liability of any Management Shareholder under Sections 8.2(a)(i) and (a)(ii) of this Agreement shall be limited to such Management Shareholder's pro rata portion of the Escrow Amount which shall be set forth opposite such Management Shareholder's name on Exhibit F-1 to this Agreement, (ii) the maximum individual liability of any Management Shareholder under Section 8.2(a)(iii) of this Agreement shall be limited to such amounts as shall be set forth opposite such Management Shareholder's name on Exhibit F-2 to this Agreement and (iii) the maximum individual liability of any Non-Management Shareholder under Section 8.2(b) of this Agreement shall be limited to the Non-Management Shareholder's pro rata portion of the Escrow Amount which shall be set forth opposite the Non-Management Shareholder's name on Exhibit F-1 to this Agreement. With respect to any liability of the Non-Management Shareholder under Section 8.2 of this Agreement such liability shall be recovered from the Escrow Amount and the Non-Management Shareholder's pro rata portion of the Escrow Amount shall be the sole and exclusive monetary remedy of the Indemnitees for any Damages against the Non-Management Shareholder arising as a result of this Agreement or the transactions contemplated hereunder.

               (e) Notwithstanding anything contained herein to the contrary, Indemnitees shall be entitled to exercise any non-monetary equitable remedies available to such Indemnitee with respect to any Indemnifiable Claim or the enforcement of this Agreement including, without limitation, the remedy of specific performance.

        8.4 Survival of Indemnity; Indemnification Procedures; Time Limits.

               (a) The indemnification obligations of each Shareholder pursuant to Section 8.2 shall apply only to those claims for indemnification for which SmartForce has given written notice thereof on behalf of any Indemnitee, specifying the Indemnifiable Claim and the Damages alleged in reasonable detail (the "OFFICER'S CERTIFICATE") to each of the Shareholders on or prior to the applicable Indemnity Termination Date; provided, however, that in the event that any Indemnitee shall provide an Officer's Certificate pursuant to Section 8.4 prior to the applicable Indemnity Termination Date then such Indemnifiable Claim shall survive the Indemnity Termination Date and the Shareholders shall remain liable for Damages after the applicable Indemnity Termination Date resulting from such Indemnifiable Claim until such time as the parties execute a Settlement Memorandum, receive an Arbitration Decision (as defined below) or receive the Final Judgment (as defined below) with respect to such Indemnifiable Claim.The parties hereto agree that the indemnification procedures set forth in clauses (b), (c), (d) and (e) of this Section 8.4 below and, in addition, the provisions contained in the Escrow Agreement, shall apply to any claims for Damages resulting from any Indemnifiable Claims.

               (b) If SmartForce delivers an Officer's Certificate in accordance with Section 8.4(a) on behalf of an Indemnitee, upon the expiration of thirty
(30) calendar days after receipt of the Officer's Certificate by the Shareholders, subject to the provisions of Section 8.4(c) hereof and the other limitations set forth in this Article VIII or the Escrow Agreement, (i) the Escrow Agent shall promptly transfer, deliver and assign to David Drummond, as Trustee under the Trust Agreement, such number of Escrow Shares (rounded down to the nearest whole share) as is equal to the number resulting from dividing the amount of the Damages by an amount equal to the Average Closing Price per share and (ii) to the the extent that the Damages exceed the Escrow Amount ("EXCESS DAMAGES"), with respect to an Indemnifiable Claim under Section 8.2(a)(iii), the Management Shareholders shall deliver to such Indemnitees an amount equal to such Excess Damages in readily payable funds in the currency of the United States. To the extent that any Indemnifiable Claim shall be satisfied out of the Escrow, the Officer's Certificate shall also be delivered to the Escrow Agent in the manner specified in the Escrow Agreement.

               (c) For a period of thirty (30) calendar days after the receipt of such Officer's Certificate by Shareholders, Shareholders shall be entitled to review the Officer's Certificate and the basis of the Indemnifiable Claim. If Shareholders desire to dispute the Indemnifiable Claim or the Damages set forth in the Officer's Certificate, Shareholders may do so by providing written notice of such dispute to SmartForce, the Indemnitees and the Escrow Agent prior to the expiration of such thirty (30) day period, with the basis for such dispute set forth in reasonable detail (the "DISPUTE NOTICE"). If, within thirty (30) calendar days after the receipt of such Officer's Certificate by Shareholders (the "DISPUTE PERIOD"), SmartForce and the Indemnitees receive a Dispute Notice from Shareholders, neither the Escrow Agent nor the Shareholders shall be required to transfer, deliver or assign to Trustee any Escrow Shares or pay any readily available funds in the currency of the United States, as applicable, until either:

                          (i) the Shareholders collectively execute a Settlement
Memorandum (as defined below) and, to the extent that such Indemnifiable Claim shall be satisfied out of the Escrow, such Settlement Memorandum shall be furnished to the Escrow Agent; or

                          (ii) there is a final decision of an arbitration panel
appointed in accordance with Section 8.4(d) below ("ARBITRATION DECISION"); or

                          (iii) there is a final judgment of a court of
competent jurisdiction after all appeals have been exhausted or expired ("FINAL JUDGMENT").

Upon the execution of the Settlement Memorandum or the Arbitration Decision or Final Judgment, the Escrow Agent and/or the Management Shareholders shall transfer, deliver or assign to the Trustee the Escrow Shares or pay readily available funds of the United States, as applicable, in accordance with such Settlement Memorandum, Arbitration Decision or Final Judgment.

               (d) If a Dispute Notice is received within the Dispute Period in accordance with Section 8.4(c) above, SmartForce, the Indemnitees and Shareholders shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. In the event of resolution of such dispute, SmartForce, the Indemnitees and the Shareholders shall collectively execute a memorandum setting forth such resolution and, if applicable, the amount of any damages payable to the Indemnity or the Trustee, as applicable ("SETTLEMENT MEMORANDUM"). To the extent that any Indemnifiable Claim shall be satisfied out of the Escrow, such Settlement Memorandum shall also be furnished to the Escrow Agent. If SmartForce, the Indemnitees and the Shareholders are unable to resolve such dispute within twenty (20) calendar days from SmartForce's and the Indemnitees' receipt of the Dispute Notice, then Shareholders, on the one hand, and SmartForce and the Indemnitees, on the other, may demand, by written notice to the other, that such issue shall be settled by binding arbitration held in San Mateo, California (an "ARBITRATION DEMAND") or such other venue mutually agreed to by the Indemnifying Parties and SmartForce; provided, however, that in the event the dispute involves an Indemnifiable Claim under
Section 8.2(a)(iii), SmartForce and the Indemnitees shall have the right to bring any such claim before a state or federal court of competent jurisdiction residing in the County of Santa Clara in the State of California in lieu of arbitration.

               (e) To the extent that an Arbitration Demand has been made, all claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "ARBITRATION RULES"). The Shareholders, on the one hand, and SmartForce, on the other, shall each designate one (1) arbitrator within thirty (30) calendar days after the delivery of the Arbitration Demand. Such two (2) designated arbitrators shall then mutually agree upon and designate a third arbitrator. The arbitrators shall permit such discovery as they determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrators. The final decision of a majority of the three arbitrators shall be furnished to Shareholders, SmartForce, the Indemnitee and the Escrow Agent (to the extent applicable) and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them; provided, however that with respect to any Arbitration Decision rendered pursuant to a claim under paragraph 8.2(a)(iii) hereof that such Arbitration Decision shall be appealable. The non-prevailing party in any arbitration or litigation shall bear all of the fees and costs associated with any dispute hereunder and shall reimburse the prevailing party for all of its reasonable attorney's fees incurred in connection with any arbitration hereunder. The amount of the reasonable attorney's fees to be awarded to the prevailing party in any arbitration hereunder shall be determined by the arbitrators.

               (f) In order for any Indemnitee to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any other person, firm, governmental authority, corporation or other third party that an Indemnitee reasonably believes may result in an Indemnifiable Claim (a "THIRD PARTY CLAIM"), the Indemnitee must provide written notice to the Shareholders, setting forth the specific facts and circumstances, in reasonable detail, of the Third Party Claim within forty-five
(45) calender days of actual notice of the Third Party Claim ("THIRD PARTY CLAIM NOTICE"). Thereafter, the Indemnitee shall deliver to the Shareholders (each, an "INDEMNIFYING PARTY") as soon as practicable all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim; provided, however, that failure to give such Third Party Claim Notice and/or to deliver such copies on a reasonably timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure and in the event the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure then Indemnitee shall only be barred from seeking indemnification as to only that portion of the Third Party Claim for which the Indemnifying Party is actually and materially prejudiced.

               (g) If a Third Party Claim is made against the Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. If the Indemnifying Party assumes such defense, then the Indemnitee shall have the right to participate in the defense thereof and to employ counsel and participate in its defense, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall appoint and direct lead counsel. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party

Claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party, within a reasonable time after receipt of an Indemnification Notice relating to a Third Party Claim, chooses not to assume defense of a Third Party Claim or fails to defend such Third Party Claim actively and in good faith, the Indemnitee will (upon further notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim, on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall have no right to challenge the Indemnitee's defense, compromise, settlement or consent to judgment. Without the express written consent of the Indemnitee, the Indemnifying Party may not compromise or settle any Third Party Claim:

                          (i) without obtaining a complete and general release
of all claims by the third party including, but not limited to, those against the Indemnitee;

                          (ii) in an amount exceeding the amount the
Indemnifying Party is obligated to pay under this Agreement and financially capable of paying at the time such Third Party Claim is compromised or settled; or

                          (iii) if such compromise or settlement would involve
any remedy other than monetary damages.

               (h) The indemnification obligation of any of the Shareholders shall be adjusted so as to give effect to any direct net reduction in federal, state, local or foreign income or franchise tax liability actually realized at any time by SmartForce as a result of the satisfaction by any of the Shareholders of the Indemnifiable Claims with respect to which indemnification is sought hereunder.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated at any time prior to the Share Exchange:

               (a) by mutual consent of all the parties hereto; or

               (b) by any party hereto if the Share Exchange has not occurred on or prior to October 31, 2001 other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Exchange Date, or

               (c) by SmartForce or Shareholders if (i) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Share Exchange or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would make the consummation of the Share Exchange illegal; or

               (d) by SmartForce if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity which would; (i) prohibit ownership or operation by SmartForce or Skillscape of all or a material portion of the business of Skillscape; or (ii) compel SmartForce or Skillscape to dispose of all or a material portion of the business or assets of SmartForce or Skillscape as a result of the Share Exchange; or

               (e) by SmartForce if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Skillscape or Shareholders, as the case may be, and due to such breach, Shareholders or Skillscape would not be able to satisfy the requirements of Section 7.3(a) or 7.3(b) as of such date, provided that, if such breach is curable by Skillscape or Shareholders, as the case may be, within twenty (20) days through the exercise of its reasonable best efforts, then for so long as Skillscape or Shareholders, as the case may be, continues to exercise such reasonable best efforts SmartForce may not terminate this Agreement under this
Section 9.1(e) unless such breach is not cured within such twenty (20) day period (but no cure period shall be required for a breach which by its nature cannot be cured); or

               (f) by Skillscape or Shareholders, as the case may be, none of them are in material breach of their obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SmartForce, and due to such breach, SmartForce would not be able to satisfy the requirements of Section 7.2(a) or 7.2(b) as of such date, provided that, if such breach is curable by SmartForce within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as SmartForce continues to exercise such reasonable best efforts Skillscape or Shareholders, as the case may be, may not terminate this Agreement under this Section 9.1(f) unless such breach is not cured within such fifteen (15) day period (but no cure period shall be required for a breach which by its nature cannot be cured); or

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SmartForce, Skillscape or Shareholders or their respective officers, directors or Shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections
6.2 and 6.3 and Articles IX and X of this Agreement shall remain in full force and effect and survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in Section 6.11 hereof, all of which obligations shall survive termination of this Agreement in accordance with the terms thereof.

        9.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by or on behalf of each of the parties hereto.

        9.4 Extension; Waiver. At any time prior to the Exchange Date, SmartForce, on the one hand, and Shareholders, on behalf of themselves and Skillscape, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

        Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to SmartForce, to:    SmartForce PLC
                                          900 Chesapeake Drive
                                          Redwood City, CA 94063
                                          Attention:  Chief Financial Officer
                                          Facsimile No.:  (650) 868-8518

                    with a copy to:       Wilson Sonsini Goodrich & Rosati, P.C.
                                          975 Page Mill Road
                                          Palo Alto, California 94304-1050
                                          Attention:  Steven V. Bernard, Esq.
                                          Telephone No.:  (650) 493-6811
                                          Facsimile No.:  (650) 493-6811

             (b) if to Skillscape or
                 Shareholders to:         Skillscape Solutions Inc.
                                          #200-1150 Broad Street
                                          Victoria, B.C.
                                          Canada V8W 2A1

                   .                      Colin Houghton
                                          1198 Victoria Avenue
                                          Victoria, B.C.
                                          Canada V8S 4P2

                                          Grant Parks
                                          4831 Nordegg Crescent, N.W.
                                          Calgary, AB T2K 2M3
                                          Canada

                                          Manpower, Inc.
                                          5301 North Ironwood Road
                                          Glendale, Wisconsin 53217
                                          Attention: Michael J. Lynch
                                          Telephone: (414) 961-1000
                                          Facsimile No.:

                    with a copy to:       Johns, Southward Glazier
                                          Walton & Margetts

                                          Suite 202-911 Yates, P.O Box 847
                                          Victoria, B.C.
                                          Canada V8W 2R9

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four (4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

        10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Exhibits, such reference shall be an Exhibit to this Agreement unless otherwise indicated. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control.

        10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 Entire Agreement; Assignment. This Agreement, the Disclosure Letter and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned, by operation of law or otherwise, except as otherwise specifically provided and except that SmartForce may transfer or assign its rights hereunder to any wholly owned subsidiary, directly or indirectly, of SmartForce, or to any party that acquires Skillscape or all or substantially all of its assets from SmartForce or its subsidiaries, but no such transfer or assignment will relieve SmartForce of its obligations. Without limiting the generality of clause (b) of this Section 10.4, the transactions contemplated by this Agreement shall not be deemed to constitute the purchase of all or substantially all of the assets or any assumption of liabilities of Skillscape or Shareholders and SmartForce shall not be liable to any creditor of Skillscape or Shareholders by reason of the consummation of the Share Exchange or any other transaction contemplated hereby.

        10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that reasonable attorney's fees may be recoverable in connection with any action to enforce contractual rights under
Section 6.12 of this Agreement.

        10.7 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable in accordance with the terms stated herein.

        10.8 Governing Law, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to applicable principles of conflicts of laws thereof. Each of the parties hereto consents to personal jurisdiction before the state and federal courts residing in the State of California, County of Santa Clara and hereby waives any claims of inconvenient forum.

        10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 Share Legends. The ADSs to be issued pursuant to this Agreement shall have endorsed thereon a restrictive legend substantially as follows:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

        10.11 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


               [Remainder of this page left blank intentionally.]

                                                                  EXECUTION COPY

        IN WITNESS WHEREOF, each party hereto has caused this Share Purchase Agreement to be duly executed on its behalf, all as of the date first written above.



                           SMARTFORCE PLC


                           By:  /s/ David C. Drummond
                               -------------------------------------------------
                                   Name:  David C. Drummond
                                   Title: Executive Vice President, Finance and
                                          Chief Financial Officer


                           SKILLSCAPE SOLUTIONS, INC.

                           By:  /s/ Colin Houghton
                               -------------------------------------------------
                                   Name:  Colin Houghton
                                   Title: President


                           SHAREHOLDERS


                           By: /s/ Colin Houghton
                               -------------------------------------------------
                               Colin Houghton

                           By: /s/ Grant Parks
                               -------------------------------------------------
                               Grant Parks


                           MANPOWER INC.

                           By: /s/ Michael J. Lynch
                               -------------------------------------------------
                               Name:  Michael J. Lynch
                               Title: V.P. and General Counsel

                                INDEX OF EXHIBITS


Exhibit                      Description
-------                      -----------

Exhibit A                    List of Shareholders

Exhibit B                    Registration Rights Agreement

Exhibit C                    Legal Opinion of Johns Southward et. al

Exhibit D                    Form of Employment and Non-Competition Agreement

Exhibit E                    Escrow Agreement

Exhibit F1-2                 Liability Limits




Copies of the Exhibits listed above may be obtained by the Commission upon request.